                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) August 23, 1999


                          Citadel Broadcasting Company
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         333-36771                                  86-0703641
--------------------------------         ---------------------------------
   (Commission File Number)              (IRS Employer Identification No.)

    City Center West, Suite 400
    7201 West Lake Mead Boulevard
          Las Vegas, Nevada                                 89128
----------------------------------------                -------------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (702) 804-5200
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Broadcasting Company's business. The words "intends", "believes" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o   the realization of Citadel Broadcasting's business strategy,

o general economic and business conditions, both nationally and in Citadel Broadcasting's radio markets,

o Citadel Broadcasting's expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o   anticipated trends in Citadel Broadcasting's industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Broadcasting undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 5. OTHER EVENTS

Michigan Acquisition

         On December 3, 1999, Citadel Broadcasting Company and its parent, Citadel Communications Corporation, entered into an asset purchase agreement with Liggett Broadcast, Inc. and certain of its affiliates to acquire four FM and two AM radio stations serving the Lansing, Michigan market, two FM radio stations serving the Saginaw, Michigan market and one FM radio station serving the Flint, Michigan market for the aggregate purchase price of approximately $120.5 million, consisting of 200,000 shares of common stock of Citadel Communications valued at $50.375 per share, based on the closing share price of the common stock on December 2, 1999, and approximately $110.4 million in cash. However, if the value of the common stock at the time of closing, based on the 20-day average closing sale price per share prior to closing, is less than 90% of the value on December 2, 1999, then no common stock will be issued and the purchase price will be paid entirely in cash. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of Liggett Broadcast, issued by BankBoston, N.A., in the amount of $6.0 million to secure Citadel Communications' and Citadel Broadcasting's obligations under the asset purchase agreement.

         The asset purchase agreement contains customary representations and warranties of the parties, and completion of the acquisition of the stations is subject to conditions including (1) the receipt of FCC consent to the assignment of the station licenses to Citadel Broadcasting, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to the stations. An application seeking FCC approval has not yet been filed with the FCC. In addition to the conditions noted, Citadel Broadcasting expects to sell one or more of its stations serving the Saginaw market to comply with the ownership limits of the Telecommunications Act of 1996. See the financial statements of Liggett Broadcast, Inc. contained in Item 7 of this report.

Massachusetts Acquisition

         On December 3, 1999, Citadel Broadcasting entered into two asset purchase agreements with Montachusett Broadcasting, Inc. to acquire a total of two FM radio stations serving the Worcester, Massachusetts market for an aggregate purchase price of approximately $24.5 million in cash. Citadel Broadcasting has delivered two irrevocable letters of credit in favor of Montachusett Broadcasting, issued by BankBoston, N.A., in the aggregate amount of $1.2 million to secure Citadel Broadcasting's obligations under the asset purchase agreements.

         The asset purchase agreements contain customary representations and warranties of the parties, and completion of the acquisition of the stations is subject to conditions including (1) the receipt of FCC consent to the assignment of the station licenses to Citadel Broadcasting, (2) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to the stations and (3) with respect to one of the stations to be acquired (which accounts for approximately $3.5 million of the aggregate purchase price), the receipt of an FCC order reallocating an FM channel from Spencer, Massachusetts to Webster, Massachusetts. An application seeking FCC approval was filed with the FCC on December 9, 1999.

New York, New Jersey, Texas, Louisiana, Connecticut, Massachusetts and Maine Acquisition

         On October 27, 1999, Citadel Broadcasting entered into an asset purchase agreement with Broadcasting Partners Holdings, L.P. to acquire 23 FM and 13 AM radio stations in Buffalo, Syracuse and Ithaca, New York, Atlantic City, New Jersey, Tyler-Longview, Texas, Monroe, Louisiana, New London, Connecticut, New Bedford, Massachusetts and Augusta-Waterville, Presque Isle-Caribou and Dennysville-Calais, Maine, as well as the right to operate an additional FM radio station in Atlantic City under a program service and time brokerage agreement. The aggregate purchase price is approximately $190.0 million in cash. The stations indicated include one AM radio station in Buffalo and one FM radio station in New London which affiliates of Broadcasting Partners Holdings have entered into agreements to purchase. If either of these two transactions has not been completed prior to completion of Citadel Broadcasting's acquisition, Citadel Broadcasting will be assigned the rights under the relevant purchase agreement. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of Broadcasting Partners Holdings, issued by BankBoston, N.A., in the amount of $12.0 million to secure Citadel Broadcasting's obligations under the asset purchase agreement.

         The asset purchase agreement contains customary representations and warranties of the parties, and completion of the acquisition of the stations is subject to conditions including (1) the receipt of FCC consent to the assignment of the station licenses to Citadel Broadcasting, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act, and (3) the receipt of consents to the assignment to Citadel Broadcasting of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on November 9, 1999. See the financial statements of Broadcasting Partners Holdings Radio Group contained in Item 7 of this report.

Oklahoma Acquisition

         On August 23, 1999, Citadel Broadcasting entered into a purchase agreement with Cat Communications, Inc and Desert Communications III, Inc. to acquire all of the equity interests of Caribou Communications Co. for the aggregate purchase price of approximately $60.0 million in cash. This amount includes repayment of indebtedness of the sellers that may be outstanding at the time of closing, and is subject to adjustment for other conditions existing at the time of the closing. Caribou Communications owns four FM radio stations and one AM radio station in Oklahoma City, Oklahoma. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of Cat Communications and Desert Communications, issued by BankBoston, N.A., in the amount of $3.0 million to secure Citadel Broadcasting's obligations under the purchase agreement.

         The agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to conditions including
(1) the receipt of FCC consent to the transfer of control of the station licenses to Citadel Broadcasting, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act and (3) the receipt of consents to the change of control under certain contracts relating to the radio stations. An application seeking FCC approval was filed with the FCC on September 2, 1999 and a grant of the application was received on October 28, 1999. The Company received early termination of the applicable Hart-Scott-Rodino Act waiting period on October 4, 1999. See the financial statements of Caribou Communications Co. contained in Item 7 of this report.

Other Pending Transactions

         In addition to the transactions described above, the following transactions are also pending. On October 5, 1999, Citadel Broadcasting entered into a purchase and sale agreement with Kenneth A. Rushton, as trustee of the Chapter 7 bankruptcy estate of Venture Broadcasting, Inc., to acquire an AM radio station serving the Salt Lake City, Utah market, including the related tower site, for approximately $0.6 million in cash. The closing of this transaction may be delayed as a petition to deny the transfer of the broadcast license has been filed with the FCC. On October 8, 1999, Citadel Broadcasting entered into an exchange agreement with Titus Broadcasting Systems, Inc. to acquire one AM radio station in Binghamton, New York in exchange for one AM radio station in Binghamton owned by Citadel Broadcasting and approximately $0.6 million in cash. On November 16, 1999, Citadel Broadcasting entered into a definitive agreement with KSMB/KACY Radio Broadcasting Company, KVOL Radio Broadcasting Company and Powell Broadcasting Company, Inc. to acquire two FM and two AM radio stations in Lafayette, Louisiana for the purchase price of approximately $8.5 million in cash. On November 16, 1999, Citadel Broadcasting entered into an exchange agreement with LifeTalk Broadcasting Association to acquire one AM radio station in Albuquerque, New Mexico in exchange for one AM station in Albuquerque owned by Citadel Broadcasting and approximately $5.4 million in cash. The closing of each of these transactions is also subject to various conditions.

Closing Matters

         Although Citadel Broadcasting believes that the conditions to closing for each of its pending transactions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

         Citadel Broadcasting expects to finance a portion of the pending acquisitions with amounts borrowed under a new credit facility currently being negotiated and proceeds from the recent sale of radio stations. The new credit facility is expected to be in the form of (i) a multiple-draw term loan facility and (ii) a revolving credit facility which will include a letter of credit facility.

         Citadel Broadcasting expects that (a) amounts may be borrowed under the new term loan facility to (i) repay amounts outstanding under Citadel Broadcasting's existing credit facility, (ii) finance a portion of Citadel Broadcasting's pending acquisitions and (iii) pay related fees and expenses, (b) amounts may be borrowed under the new revolving credit facility for general corporate purposes, including working capital, capital expenditures and pending and permitted future acquisitions, and (c) letters of credit will be issued to support Citadel Broadcasting's payment obligations incurred in the ordinary course of business.

         Citadel Communications will guaranty payment of amounts borrowed under the new credit facility, and such amounts will be secured by a security interest in the assets of Citadel Broadcasting and a pledge of the outstanding common stock of Citadel Broadcasting.

         Although Citadel Broadcasting anticipates finalizing the new credit facility prior to year end, there can be no assurances that Citadel Broadcasting will be able to replace its current credit facility on the terms described above or at all. If a new credit facility having terms substantially similar to those described above cannot be obtained, Citadel Communications and Citadel Broadcasting would be required to seek other financing alternatives to complete the pending acquisitions.

         Following entry into any new credit facility, management expects that Citadel Broadcasting's subsidiary, Citadel License, Inc., will be merged with and into Citadel Broadcasting.

Changes in the Board of Directors

         Effective as of November 24, 1999, Patricia Diaz Dennis resigned as a director of each of Citadel Communications and Citadel Broadcasting. Effective as of November 30, 1999, Robert F. Fuller was appointed as a director of each of Citadel Communications and Citadel Broadcasting to serve until the next election of directors by the respective stockholders and until his successor has been duly elected and qualified or until his earlier death, retirement, resignation or removal. Mr. Fuller was a principal of Fuller-Jeffrey Broadcasting Companies, Inc., which, together with its subsidiaries, was acquired by Citadel Broadcasting in August 1999.

Financial Statements

         Certain financial information of each of Liggett Broadcast, Inc., Broadcasting Partners Holdings Radio Group, Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership), Citywide Communications, Inc., Caribou Communications Co. and Tele-Media Broadcasting Company and its Partnership Interests, as well as certain pro forma financial information of Citadel Broadcasting Company and its Subsidiary, is set forth below in Item 7 and is incorporated herein by reference. Citadel Broadcasting acquired 10 FM and six AM radio stations from Wicks Broadcast Group Limited Partnership and related entities in June 1999, it acquired Citywide Communications, Inc. and its six FM and three AM radio stations in March 1999 and it acquired Tele-Media Broadcasting and the ownership or the right to operate 16 FM and 10 AM radio stations that Tele-Media Broadcasting owned or operated in July 1997. Citadel has since sold 11 of the stations acquired in the Tele-Media acquisition.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements are included pursuant to Item 7(a):

BROADCASTING PARTNERS HOLDINGS RADIO GROUP

Combined Balance Sheets as of December 31, 1997 and 1998 and for September 30, 1999 (unaudited)

Combined Statements of Operations for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 (unaudited)

Combined Statements of Partners' Capital for the nine months ended September 30, 1999 (unaudited)

Combined Statements of Cash Flows for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 (unaudited)

Notes to Combined Financial Statements

LIGGETT BROADCAST, INC.

Report of Independent Auditors

Combined Balance Sheet as of December 31, 1998

Combined Statement of Shareholder's Equity for the year ended December 31, 1998

Combined Statement of Operations for the year ended December 31, 1998

Combined Statement of Cash Flows for the year ended December 31, 1998

Notes to Combined Financial Statements

Combined Balance Sheet as of September 30, 1999 (unaudited)

Combined Statement of Shareholder's Equity for the nine months ended September 30, 1999 (unaudited)

Combined Statements of Operations for the nine months ended
September 30, 1999 (unaudited)

Combined Statements of Cash Flows for the nine months ended
September 30, 1999 (unaudited)

Notes to Combined Financial Statements (unaudited)

WICKS RADIO GROUP (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

Independent Auditors' Report

Balance Sheets as of December 31, 1998 and June 30, 1999 (unaudited)

Statements of Operations and Changes in Division Equity
For the year ended December 31, 1998 and for the six months ended
June 30, 1998 and June 30, 1999 (unaudited)

Statements of Cash Flows
For the year ended December 31, 1998 and for the six months ended
June 30, 1998 and June 30, 1999 (unaudited)

Notes to financial statements

CITYWIDE COMMUNICATIONS, INC.

Independent Auditors' Report

Consolidated Balance Sheet as of December 31, 1998

Consolidated Statement of Operations and Accumulated Deficit for the year ended December 31, 1998

Consolidated Statement of Stockholders' Deficit for the year ended December 31, 1998

Consolidated Statement of Cash Flows for the year ended December 31, 1998

Notes to Consolidated financial Statements

CARIBOU COMMUNICATIONS CO.

Independent Auditors' Report

Balance Sheets as of December 31, 1997 and 1998

Statement of Operations as of December 31, 1997 and 1998

Statements of Changes in Partners' Equity for the year ended December 31, 1998

Statements of Cash Flows for the years ended December 31, 1997 and 1998

Notes to Financial Statements

TELE-MEDIA BROADCASTING COMPANY AND ITS PARTNERSHIP INTERESTS

Independent Auditors' Report

Consolidated Balance Sheet as of December 31, 1995 and 1996

Consolidated Statement of Operations for the years ended December 31, 1994, 1995 and 1996

Consolidated Statement of Deficiency in Net Assets for the years ended December 31, 1994, 1995 and 1996

Consolidated Statement of Cash Flows for the years ended December 31, 1994, 1995 and 1996

Notes to Consolidated Financial Statement

Condensed Consolidated Balance Sheet as of June 30, 1997 (unaudited)

Condensed Consolidated Statements of Operations and Changes in Deficit for the six months ended June 30, 1996 and 1997 (unaudited)

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1997 (unaudited)

Notes to Unaudited Condensed Consolidated Financial Statements

(b) Pro Forma Financial Information. The following pro forma financial information is included herein pursuant to Item 7(b):

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30,
1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1998

(c)      Exhibits. The following exhibits are filed as part of this report:

2.1 Asset Purchase Agreement dated October 27, 1999 by and between Citadel Broadcasting Company and Broadcasting Partners Holdings, L.P. (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).

2.2 Stock Purchase Agreement dated April 30, 1999 by and between Robert F. Fuller and Citadel Broadcasting Company (incorporated by reference to
         Exhibit 2.1 to Citadel Broadcasting Company's Current Report on Form 8-K filed on September 14, 1999).

2.3 Stock Purchase Agreement dated April 30, 1999 by and between Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Broadcasting Company's Current Report on Form 8-K filed on September 14, 1999).

2.4 Asset Purchase Agreement dated December 3, 1999 by and among Liggett Broadcast, Inc., Rainbow Radio, LLC, New Tower, Inc., LLJ Realty, LLC, Robert G. Liggett, Jr., Citadel Communications Corporation, Citadel Broadcasting Company and Citadel License, Inc. (incorporated by reference to Exhibit 2.4 to Citadel Communications Corporation's Current Report on Form 8-K filed on December 10, 1999).

                          INDEPENDENT AUDITORS' REPORT


The Partners
Broadcasting Partners Holdings, L.P.:


We have audited the accompanying combined balance sheets of Broadcasting Partners Holdings Radio Group as of December 31, 1997 and 1998 and the related combined statements of operations, cash flows and partners' capital for the period from January 9, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Broadcasting Partners Holdings Radio Group as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from January 9, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


/s/ KPMG LLP

March 30, 1999

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP
                             Combined Balance Sheets

                                                                                                                     (UNAUDITED)
                                                                              DECEMBER 31,       DECEMBER 31,       SEPTEMBER 30,
                              ASSETS                                              1997               1998               1999
                                                                              ------------        -----------        -----------
Current assets:
    Cash and cash equivalents                                                 $  1,436,701          1,584,767            770,876
    Receivables, less allowance for doubtful accounts of
       approximately $487,000, $638,000 and $568,000, respectively               6,247,361          8,970,792          9,256,148
    Other receivables                                                              377,704            925,267            417,861
    Trade receivables                                                              798,904            863,299          1,146,714
    Due from seller                                                                     --             35,477             33,286
    Prepaid and other current assets                                               500,480            736,411          1,233,070
                                                                              ------------        -----------        -----------
                   Total current assets                                          9,361,150         13,116,013         12,857,955
Notes receivable                                                                   150,000                 --                 --
Property and equipment, net                                                      7,144,294          9,518,274          9,407,590
Intangible assets, net                                                          92,843,007         95,582,524         89,791,919
Due from related party                                                               4,189             55,445             53,621
Other noncurrent assets, net                                                     1,500,550          1,384,799          1,258,718
                                                                              ============        ===========        ===========
                                                                              $111,003,190        119,657,055        113,369,803
                                                                              ============        ===========        ===========
                LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
    Current installments of long-term debt                                    $  1,307,549         10,671,518          6,800,642
    Current installments of capital lease obligations                               48,052             57,232             63,218
    Accounts payable                                                             1,100,135          3,057,798          2,154,362
    Trade payables                                                                 772,109            940,729          1,249,681
    Due to related party                                                           160,401            132,584            426,225
    Accrued expenses                                                             1,127,376          1,184,869          1,249,082
    Accrued interest                                                               912,407          1,057,608            541,914
    Due to receiver                                                                159,971             96,733             86,762
    Other current liabilities                                                       96,532            292,883            349,767
                                                                              ------------        -----------        -----------
                   Total current liabilities                                     5,684,532         17,491,954         12,921,653

Long-term debt, less current installments                                       61,788,358         60,323,402         58,364,881
Capital lease obligations, less current installments                               148,188             87,884             39,693
Due to related party, non-current                                                  181,944            365,278            155,677
Other noncurrent liabilities                                                       258,937            543,194            624,717
                                                                              ------------        -----------        -----------
                   Total liabilities                                            68,061,959         78,811,712         72,106,621
Partners' capital                                                               42,941,231         40,845,343         41,263,182
Commitments and contingencies
                                                                              ============        ===========        ===========
                                                                              $111,003,190        119,657,055        113,369,803
                                                                              ============        ===========        ===========

See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP
                        Combined Statements of Operations

                                                     JANUARY 9, 1997                       (UNAUDITED)        (UNAUDITED)
                                                  (INCEPTION) THROUGH    YEAR ENDED     NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                          1997               1998               1998              1999
                                                  -------------------    ------------   -----------------   -----------------
Revenue:
    Broadcast revenues                                $ 21,920,579        37,855,506        26,386,524          30,355,319
    Trade revenues                                       3,093,236         4,228,085         2,685,088           3,480,862
    Other revenues                                         756,503           500,416           346,133             445,652
                                                      ------------       -----------       -----------         -----------
                   Gross revenues                       25,770,318        42,584,007        29,417,745          34,281,833

    Less:  agency commissions                           (2,377,182)       (3,956,627)       (2,642,053)         (3,050,681)
                                                      ------------       -----------       -----------         -----------
                   Net revenue                          23,393,136        38,627,380        26,775,692          31,231,152
                                                      ------------       -----------       -----------         -----------
Operating costs:
    Station operating expenses                           5,225,267         8,430,940         5,522,473           6,511,384
    Selling expenses                                     4,654,221         9,337,926         6,606,509           7,678,736
    General and administrative expenses                  4,591,520         7,177,313         5,205,757           5,921,451
    Trade expenses                                       3,112,187         4,220,219         2,432,924           3,537,733
    LMA fees                                             1,842,475           353,675           314,446             106,902
    Depreciation and amortization                          555,273         1,400,758         1,001,789           1,236,163
    Amortization of intangible assets                    3,862,133         7,497,199         5,599,156           5,624,128
                                                      ------------       -----------       -----------         -----------
                                                        23,843,076        38,418,030        26,683,054          30,616,497
                                                      ------------       -----------       -----------         -----------
                   Operating income (loss)                (449,940)          209,350            92,638             614,655
                                                      ------------       -----------       -----------         -----------
Other income (expense):
    Interest expense                                    (3,179,183)       (6,560,152)       (4,675,185)         (4,959,905)
    Interest income                                         29,261            60,667            33,827              22,506
    Other                                                   38,692           (17,289)          (10,251)            (52,457)
                                                      ------------       -----------       -----------         -----------
                   Loss before cumulative effect
                     of accounting change               (3,561,170)       (6,307,424)       (4,558,971)         (4,375,201)
Cumulative effect of accounting change:
    Write-off of organization costs                             --                --                --            (517,416)
                                                      ------------       -----------       -----------         -----------
                   Net loss                           $ (3,561,170)       (6,307,424)       (4,558,971)         (4,892,617)
                                                      ============       ===========       ===========         ===========

See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP
                    Combined Statements of Partners' Capital

Partners' capital, January 9, 1997 (inception)                               $         --
Capital contributions                                                          49,415,200
Net activity with affiliated broadcast property                                (2,912,799)
Net loss                                                                       (3,561,170)
                                                                             ------------
Partners' capital, December 31, 1997                                           42,941,231
Capital contributions                                                           4,201,087
Net activity with affiliated broadcast property                                    54,999
Distributions to members                                                          (44,550)
Net loss                                                                       (6,307,424)
                                                                             ------------
Partners' capital, December 31, 1998                                           40,845,343
Capital contributions (unaudited)                                                 876,472
Net activity with affiliated broadcast property (unaudited)                     4,444,096
Distributions to members (unaudited)                                              (10,112)
Net loss (unaudited)                                                           (4,892,617)
                                                                             ------------
Partners' capital, September 30, 1999 (unaudited)                            $ 41,263,182
                                                                             ============

See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP
                        Combined Statements of Cash Flows

                                                              JANUARY 9, 1997                     (UNAUDITED)        (UNAUDITED)
                                                            (INCEPTION) THROUGH   YEAR ENDED   NINE MONTHS ENDED  NINE MONTHS ENDED
                                                                 DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,       SEPTEMBER 30,
                                                                     1997             1998             1998              1999
                                                             -------------------  ------------  ----------------- -----------------
Cash flows from operating activities:
  Net loss                                                     $ (3,561,170)      (6,307,424)      (4,558,971)      (4,892,617)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
       Bad debt expense                                             469,875          451,675          319,284          390,725
       Amortization of intangibles                                3,862,133        7,497,199        5,599,156        5,622,378
       Write-off of organization costs                                   --               --               --          517,416
       Amortization of deferred debt costs                           86,905          254,358          132,217          166,076
       Depreciation and amortization                                555,273        1,400,758        1,001,789        1,236,163
       Net trade expense (revenue)                                 (104,669)         104,225         (404,513)          56,871
       Change in assets and liabilities, net of effects
          from purchase of broadcast properties:
             Increase in receivables, net                        (4,117,613)      (3,175,106)      (2,506,359)        (676,081)
             Decrease (increase) in prepaid and other
                current assets                                     (144,879)      (1,082,513)        (283,101)         (28,809)
             Decrease (increase) in other noncurrent assets           8,832           18,546         (464,579)         (44,048)
             Increase (decrease) in accounts payable, accrued
                expenses and other liabilities                    1,267,756        2,309,207        1,342,875       (1,299,127)
             Decrease in due to receiver                                 --          (63,238)              --           (9,971)
             Increase (decrease) in due to related party             28,601          415,628          (73,823)          86,440
             Increase (decrease) in other
               noncurrent liabilities                               143,907         (149,371)         297,191           79,775
                                                               ------------      -----------      -----------      -----------
                Net cash provided by (used in) operating
                   activities                                    (1,505,049)       1,673,944          401,166        1,205,191
                                                               ------------      -----------      -----------      -----------
Cash flows from investing activities:
  Costs to acquire broadcast properties, net of cash
     acquired                                                   (78,769,710)     (10,514,010)      (7,674,850)              --
  Capital expenditures                                             (475,166)      (2,411,882)      (2,180,117)      (1,296,994)
  Increase in organization costs                                   (421,591)        (213,349)         (43,840)              --
  Distributions to Partners                                              --          (44,550)              --          (10,112)
  Cash received from disposal of assets                                  --           27,499           15,767           86,000
  Other                                                                  --         (286,503)        (200,928)           3,058
                                                               ------------      -----------      -----------      -----------
                Net cash used in investing activities           (79,666,467)     (13,442,795)     (10,083,968)      (1,218,048)
                                                               ------------      -----------      -----------      -----------
Cash flows from financing activities:
  Repayment of long-term debt                                    (3,371,108)      (1,386,779)        (865,081)     (42,188,271)
  Cash received from long term debt                              48,850,000        7,350,000        4,850,000       36,150,000
  Cash received from loans                                               --          362,424           40,165               --
  Net borrowings (repayments) on line of credit                    (433,866)       1,620,000        1,290,000          208,874
  Repayments of capital lease obligations                                --               --          (37,047)         (42,205)
  Loan acquisition fees                                          (1,177,500)        (284,814)         (18,932)        (250,000)
  Net activity with affiliated broadcast property                (2,912,799)          54,999               --        4,444,096
  Proceeds from partners' capital contributions                  41,415,165        4,201,087        4,200,000          876,472
                                                               ------------      -----------      -----------      -----------
                Net cash provided by (used in)
                   financing activities                          82,369,892       11,916,917        9,459,105         (801,034)
                                                               ------------      -----------      -----------      -----------
Net increase (decrease) in cash and cash equivalents              1,198,376          148,066         (223,697)        (813,891)
Cash and cash equivalents, beginning of period                      238,325        1,436,701        1,436,701        1,584,767
                                                               ============      ===========      ===========      ===========
Cash and cash equivalents, end of period                       $  1,436,701        1,584,767        1,213,004          770,876
                                                               ============      ===========      ===========      ===========

See accompanying notes to combined financial statements.

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(1)    BASIS OF COMBINATION AND BUSINESS DESCRIPTION

       Broadcasting Partners Holdings Radio Group ("Broadcasting Partners") represents the broadcasting properties of Broadcasting Partners Holding Limited Partnership (the "Partnership") which are subject to an asset purchase agreement with Citadel Communications Corporation. These financial statements exclude broadcasting properties sold to third parties.

       The corporate overhead costs of the Partnership principally consist of salaries and facility costs. The platform companies reimburse the salary expenses through a management fee, which has been included in these financial statements. Corporate facilities costs aggregating $247,000 and $78,000 for 1997 and 1998 have been excluded from these financial statements as they relate to the Partnership's headquarters which will not be acquired in the acquisition.

       Partners' capital represents the combined partner capital of the individual platform companies, and includes the capital allocable to the Partnership as well as the minority investors in the Partnership's subsidiaries.

       The Partnership operates the broadcasting properties through its subsidiaries Spring Broadcasting, LLC, Pilot Communications, LLC, Mercury Radio Communications, LLC, Sound Broadcasting, LLC and Gleiser Communications, L.P. (collectively the platform companies) which operate the following radio stations, either through direct ownership, or through Time Brokerage Agreements, Joint Sales Agreements or Local Marketing Agreements (collectively LMAs):

             Subsidiary                            Broadcast Properties        City of License
             ----------                            --------------------        ---------------
             Spring Broadcasting, LLC              WBSM-AM                     New Bedford, MA
                                                   WFHN-FM                     New Bedford, MA
                                                   WFPG-AM/FM                  Atlantic City, NJ
                                                   WKOE-FM (LMA)               Atlantic City, NJ
                                                   WPUR-FM                     Atlantic City, NJ
                                                   WQGN-FM                     Groton, CT
                                                   WSUB-AM                     Groton, CT
             Pilot Communications, LLC             WAQX-FM                     Syracuse, NY
                                                   WNTQ-FM                     Syracuse, NY
                                                   WLTI-FM                     Syracuse, NY
                                                   WNSS-AM                     Syracuse, NY
                                                   WMME-FM                     Augusta-Waterville, ME
                                                   WEZW-AM                     Augusta-Waterville, ME
                                                   WEBB-FM                     Augusta-Waterville, ME
                                                   WTVL-AM                     Augusta-Waterville, ME
                                                   WBPW-FM                     Presque Isle, ME
                                                   WQHR-FM                     Presque Isle, ME
                                                   WOZI-FM                     Presque Isle, ME
                                                   WCRQ-FM                     Dennysville, ME
                                                   (formerly WHRR-FM)
                                                   WIII-FM                     Cortland, NY
                                                   WKRT-AM                     Cortland, NY
             Mercury Radio                         WGRF-FM                     Buffalo, NY
             Communications, LLC                   WEDG-FM                     Buffalo, NY
                                                   WHTT-AM/FM                  Buffalo, NY
                                                   CKEY-FM (JSA)               Niagara Falls, Ontario
             Sound Broadcasting, LLC               KYEA-FM                     Monroe, LA
                                                   KMYY-FM                     Monroe, LA
                                                   KCTO-FM                     Monroe, LA
             Gleiser Communications, L.P.          KDOK-FM                     Tyler-Longview, TX
             Gleiser Communications, LLC           KTBB-AM                     Tyler-Longview, TX
                                                   KGLD-AM                     Tyler-Longview, TX
                                                   KEES-AM                     Tyler-Longview, TX
                                                   KYZS-AM                     Tyler-Longview, TX

                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, Broadcasting Partners considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The fair market value of such investments approximates cost.

       (B)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method, or an accelerated method, over the estimated useful lives of the assets, which range from three to thirty-nine years.

              The costs of leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the terms of the respective leases.

       (C)    INTANGIBLE ASSETS

              Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete, and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

       (D)    INCOME TAXES

              The platform companies are pass-through entities for income tax purposes since profits and losses and the related tax attributes are deemed to be distributed to, and to be reportable by, the members of the platform companies on their respective income tax returns.

       (E)    LIMITED LIABILITY AGREEMENT

              The allocation of Partnership profits and losses, cash distributions, voting rights, certain equity preference and appreciation rights, and other matters are defined in the Limited Liability Agreement.

       (F)    REVENUES

              Broadcast revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.



                                       10
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       (G)    TRANSACTIONS WITH AFFILIATED BROADCAST PROPERTIES

              Broadcasting Partners previously owned additional radio properties which were sold to a third party. The assets, liabilities and results of operations of these properties have been excluded from these financial statements. However, Broadcasting Partners had certain activities with these properties, including advancing funds and receiving excess cash from these stations' operations. Additionally, during the nine months ended September 30, 1999, the affiliated broadcast properties were sold. Broadcasting Partners received the net proceeds from the sale. These activities have been presented as capital transactions under the caption Net activity with affiliated broadcast properties.

       (H)    SALES AGREEMENTS

              Broadcasting Partners enters into joint sales agreements (JSA), local marketing agreements (LMA), and time brokerage agreements
              (TBA) with third party broadcast properties or in connection with its acquisitions of broadcast properties. Under certain of these agreements, the Company purchases all advertising time of the stations in exchange for a monthly fee. The revenue from the sale of such advertising time is recorded as broadcast revenues in the accompanying statements of operations. The monthly fee is recorded as a separate component of operating expenses captioned LMA fees. The other expenses relating to stations operated under LMAs are classified in the same manner as owned properties.

              Other agreements call for the Partnership to act as a sales agent for the other broadcast properties and share in the revenues generated. These activities are included in other revenues.

       (I)    BARTER TRANSACTIONS (TRADE REVENUES AND EXPENSES)

              Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.


       (J)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (K)    CONCENTRATION OF CREDIT RISK

              A significant portion of the Broadcasting Partners accounts receivable are due from local, regional, and national advertising agencies.

       (L)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              Broadcasting Partners accounts for the impairment of long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.



                                       11
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



              Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (M)    DERIVATIVE FINANCIAL INSTRUMENTS

              Broadcasting Partners has purchased an interest rate ceiling and an interest rate collar, which are amortized to interest expense over the term of the agreements. Unamortized premiums are included in other assets in the consolidated balance sheet. Amounts receivable under the ceiling agreements and payable under the floor agreement are accrued as a component of interest expense. No amounts have been due under these arrangements (note 14).

       (N)    COMPREHENSIVE INCOME

              As of January 1, 1998, Broadcasting Partners adopted Statement of Financial Accounting Standard No. 130 (SFAS No. 130), Reporting Comprehensive Income. SFAS No. 130 establishes new rules for reporting and display of comprehensive income and its components: however, the adoption of SFAS No. 130 had no impact on the financial statements as the Partnership had no transactions which would be considered Other Comprehensive Income.

       (O)    ACCOUNTING FOR ORGANIZATION COSTS

              As of January 1, 1999, Broadcasting Partners adopted the provisions of Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities ("SOP 98-5"), which requires costs of start-up activities, including organization costs, to be expensed as incurred. Broadcasting Partners has capitalized certain organization costs associated with the set-up of some of its radio stations and platform companies. The remaining balances of the organization costs were written-off as of January 1, 1999 in implementing SOP 98-5. Broadcasting Partners recognized a charge to income of $517,416 for the nine months ended September 30, 1999 as a cumulative effect of a change in accounting principle.

       (P)    ADVERTISING AND PROMOTION

              Advertising and promotion costs consist primarily of media advertising and listener prizes, and are expensed as incurred.

       (Q)    UNAUDITED INTERIM FINANCIAL INFORMATION

              The unaudited combined balance sheet, statements of operations and changes in partners' capital, and cash flows as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period including the year ending December 31, 1999.




                                       12
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(3)    ACQUISITION OF BROADCAST PROPERTIES

       In January 1997, Spring acquired WBSM-AM and WFHN-FM (New Bedford, MA), WFPG-AM/FM (Atlantic City, NJ) and the LMA rights for, and an option to purchase, WKOE-FM (Atlantic City, NJ), WQGN-FM and WSUB-AM (Groton, CT) and other broadcast properties, out of receivership, for $14.0 million. $2.4 million was applicable to these other broadcast properties which were sold during 1999 and will not be included as part of the sale to Citadel.

       Also in January 1997, the Partnership acquired a 62.5 percent interest in Pilot for $6.25 million. At the date of acquisition Pilot operated WAQX-FM, WNTQ-FM and WNSS-AM (Syracuse, NY) and WMME-FM, WEZW-AM, WEBB-FM and WTVL-AM (Augusta-Waterville, ME). Pilot then purchased the assets of WLTI-FM (Syracuse, NY) for $2.8 million.

       In October 1997, the Partnership acquired a 60.3 percent interest in Mercury Radio Communications, LLC through a leveraged buy-out transaction. Broadcast properties include WGRF-FM, WEDG-FM, and WHTT-AM/FM (Buffalo, NY), which had a value of $62 million.

       In November 1997, Sound purchased the assets of KYEA-FM, KMYY-FM, and KCTO-FM in three separate transactions for an aggregate purchase price of $4.97 million. This amount includes cash paid as well as notes payable to the seller and amounts due under noncompete agreements.

       In November 1997, Gleiser purchased the assets of KDOK-FM, KTBB-AM and KGLD-AM (Tyler, TX) for $2.3 million plus the assumption of certain liabilities. From August 8, 1997 through the date of acquisition, Gleiser operated the station through an LMA agreement with Gleiser
       Communications, Inc.

       In October 1998, Spring purchased substantially all of the assets of WPUR-FM (Atlantic City, NJ) - (formerly WZZP-FM) for $2.9 million. From May 1998 through the date of acquisition, Spring operated the station through an LMA agreement.

       In April 1998, Pilot purchased substantially all of the assets of WBPW-FM, WQHR-FM, WOZI-FM (Presque Isle, ME) and WCRQ-FM (formerly WHRR-FM) (Dennysville, ME) for $5.2 million.

       In June 1998, Pilot purchased substantially all of the assets of WIII-FM and WKRT-AM (Cortland, NY) for $1.6 million. From March 1998 through the date of acquisition, Pilot operated the stations through a Time Brokerage Agreement.

       In July 1998, Gleiser purchased substantially all of the assets of KEES-AM and KYZS-AM (Tyler, TX) for $950,000. From November 1997 through the date of acquisition, Gleiser operated the stations through an LMA agreement.



                                       13
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as estimated by management. The acquisitions are generally financed through a combination of capital contributions and borrowing arrangements with financial institutions. In instances where the former owners have retained a minority interest, the portion of the assets and liabilities owned by the former owners has been maintained at the predecessors' carrying value at the date of the transaction. The allocation of the aggregate purchase prices is summarized as follows (in thousands):


                                                          1997            1998
                                                        --------         ------
       Land                                             $    640            184
       Property and equipment                              6,235            937
       Cash and cash equivalents                             183             --
       Accounts receivable                                 3,512             --
       Prepaid expenses and other current assets             394             --
       Programming contract rights                           103             --
       Intangible assets                                  97,482         10,258
       Accounts payable and accrued interest              (2,309)            --
       Debt assumed                                      (17,487)            --
                                                        --------         ------
                          Total consideration           $ 88,753         11,379
                                                        ========         ======




(4)    PROPERTY AND EQUIPMENT

       A summary of property and equipment is as follows (in thousands):

                                                                                     (Unaudited)
                                                      December 31,   December 31,    September 30,
                                                          1997           1998            1999
                                                      ------------   ------------    -------------
       Land                                             $  640             898             881
       Land improvements                                    17              17              17
       Leasehold improvements                              197             453             337
       Buildings and improvements                          951           1,889           2,346
       Office equipment, furniture, and fixtures           953           1,738           1,837
       Tower and antenna equipment                       2,039           1,909           1,461
       Broadcast and production equipment                2,521           5,440           6,305
       Tools and materials                                 125             125             388
       Vehicles                                            173             466             500
       Construction in progress                             83             200             130
                                                        ------          ------          ------
                                                         7,699          13,135          14,202
       Less accumulated depreciation                      (555)         (3,617)         (4,794)
                                                        ------          ------          -----
                                                        $7,144           9,518           9,408
                                                        ======          ======          ======




                                       14
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(5)    INTANGIBLE ASSETS AND AMORTIZATION

       Intangible assets are comprised of the following (in thousands):


                                                                                       (UNAUDITED)
                                     USEFUL LIFE     DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,
                                       IN YEARS          1997             1998            1999
                                     -----------     ------------     ------------    -------------
FCC licenses                              15           $86,652            96,218          96,218
Network affiliations                      15             2,681             2,681           2,681
Noncompete agreements                    2 - 5             880             1,007           1,007
Goodwill                                  15             3,538             3,649           3,649
Other intangibles                       2 - 15           2,984             3,486           3,099
                                                      ---------          ---------      ---------
                                                        96,735            107,041        106,654

Accumulated amortization                                (3,892)           (11,458)       (16,862)
                                                      ---------          ---------      ---------
                                                       $92,843             95,583         89,792
                                                      =========          =========      =========

       The useful lives for licenses, network affiliations and goodwill are determined to be 15 years. The useful lives of noncompete agreements and other intangibles are based on contracted periods.

(6)    LONG-TERM DEBT

       Details of long-term debt are as follows (in thousands):



                                                                                                                      (Unaudited)
                                                                                      December 31,   December 31,    September 30,
                                                                                          1997           1998             1999
                                                                                      ------------   ------------    -------------
Spring Broadcasting Term Loans, payable in quarterly installments through
    December 31, 2001, bearing interest at the Bank's base rate plus 1%, 8.75%
    and 9.25% as of December 31, 1998
    and September 30, 1999 (unaudited), respectively                                    $  8,030           7,220           6,170
Spring Broadcasting credit facility due December 31, 2001,
    bearing interest at 8.75% and 9.25% as of December 31, 1998
    and September 30, 1999 (unaudited), respectively                                          --           1,480             650
Spring Broadcasting Acquisition Loan, due March 31, 1999,
    bearing interest at the Bank's base rate plus 1%,
    8.75% and 9.25% as of December 31, 1998
    and September 30, 1999 (unaudited), respectively                                          --           2,500              --
Mercury Radio Communications Term Loans, payable in quarterly installments through June 30, 2006, bearing interest at LIBOR plus 2.75%, 8.098% as of
    December 31, 1998 and
    ranging from 8.52% - 9.02% as of September 30, 1999 (unaudited)                       37,000          37,000          34,900
Mercury Radio Communications credit facility due June 30, 2005, bearing
    interest at 8.39% as of September 30, 1999 (unaudited)                                    --              --           1,000
Pilot Communications Term Loans, payable quarterly in installments through 2003, bearing interest at the Bank's base rate plus 1.75%, 9.5% and
    10.0% as of December 31, 1998 and September 30, 1999
    (unaudited), respectively                                                             10,880          10,400           9,815
Pilot Communications Term Loan, payable in quarterly installments through March 31, 2003, bearing interest at the Bank's base rate plus 1.75%,
    9.5% and 10.0% as of December 31, 1998 and September 30,
    1999 (unaudited), respectively                                                            --           3,750           3,469
Pilot Communications credit facility due March 31, 2000 bearing interest at 9.5% and 10.0% as of December 31, 1998 and September 30, 1999
    (unaudited), respectively                                                                 --              --           1,039
Pilot Communications Notes Payable, Pi-Com Partners, L.P.,
    due January 31, 2001, bearing interest at 12%                                            589             589             589
Pilot Communications Notes Payable, Pi-Com Partners, L.P.,
    due January 31, 2001, bearing interest at 15%                                          2,061           2,061           2,061
Pilot Communications Notes Payable, Salt City Communications,
    due 2002 bearing interest at the greater of 8% or prime                                  800             800             800
Pilot Communications payable to Cayuga Radio Partners Limited Partnership, secured by letter of credit, payable in annual installments
    through June 2002, accrues interest at 10%                                                --             200             100
Sound Broadcasting and Gleiser Communications Term Loans,
    payable in installments beginning March 31, 1999 through December 31, 2004, bearing interest at LIBOR plus 3%, ranging from 8.313% - 8.69% as of
    December 31, 1998 and
    8.18% - 8.46% as of September 30, 1999 (unaudited)                                     3,550           4,650           4,185
Sound Broadcasting Notes Payable, Tom Gay, due in installments
    through October 2007, bearing interest at a rate of 8.5%                                 148             139             131
Gleiser Communications credit facility bearing interest at 8.335% and ranging from 8.18% - 9.5% as of December 31, 1998 and September 30,
    1999 (unaudited), respectively                                                            --             140             205
Capital lease obligations                                                                    196             145             103
Other                                                                                         38              66              51
                                                                                        --------         -------         -------
                   Total                                                                  63,292          71,140          65,268
Less current installments                                                                 (1,355)        (10,729)         (6,864)
                                                                                        ========         =======         =======
                   Long-term debt                                                       $ 61,937          60,411          58,404
                                                                                        ========         =======         =======


                                       16
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       The Radio Group also has working capital and acquisition credit facilities available for each of the platform companies.

         Mercury IBJ Schroder, as agent, $2,000,000 revolving credit facility as of December 31, 1998, expires 2000, $2,000,000 and $1,000,000 available as of
                              December 31, 1998 and September 30, 1999
                              (unaudited), respectively

                              During 1999, IBJ Schroder, as agent, $8,000,000 acquisition facility, expires 2000, $8,000,000 available as of September 30, 1999 (unaudited)

         Spring Summit Bank $1,750,000 revolving credit facility and $4,250,000 acquisition facility, expire 2001, $2,020,000 and $5,350,000 available as of December 31, 1998 and September 30, 1999 (unaudited), respectively

         Pilot Summit Bank $1,500,000 revolving credit facility, expires 2000, $1,500,000 and $461,000 available as of December 31, 1998 and September 30, 1999
                              (unaudited), respectively

         Sound and Gleiser    IBJ Schroder, as agent, $2,000,000 revolving loans
                              facility as of December 31, 1998, expires 1999, $1,860,000 available as of December 31, 1998

                              During 1999, the IBJ Schroder revolving credit facility was reduced to $350,000. $105,000 was available as of September 30, 1999 (unaudited).

       The interest rate for borrowings under the Mercury, Spring, Pilot, Sound and Gleiser facilities are based upon either LIBOR or the lender's Base rate and have a margin ranging from 0% to 3.00% for LIBOR borrowings and 0% to 1.75% for Base rate borrowings.

       The aggregate future maturities of long-term debt are as follows (in thousands):

                    YEAR ENDING DECEMBER 31:
                    1999                          $10,729
                    2000                            8,418
                    2001                           16,024
                    2002                           11,156
                    2003                           14,328
                    Thereafter                     10,485
                                                  =======
                                                  $71,140
                                                  =======




                                       17
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       In addition, each of the Term Loans require prepayments, at the lenders' option, to the extent that certain operating or cash flow results are obtained. Furthermore, Broadcasting Partners has the ability to prepay a portion of the Term Loans without penalty.

       Each of the Term Loans and credit facilities are secured by substantially all of the assets and membership interests of the respective platform companies. The credit agreements contain certain restrictive covenants and operating requirements, including a restriction on the payment of dividends from the platform companies to the members or partners, including the Partnership.

       Pilot is currently in default of its loan agreements; however, management believes that it will be able to renegotiate the debt agreements and has obtained stand-by commitments for financing with similar terms should it be unable to satisfactorily negotiate the events of default.

       In June 1998, Pilot issued irrevocable letters of credit in the amount of $230,000 to an escrow agent for Cayuga Radio Partners Limited Partnership in conjunction with the purchase of broadcast properties. The first $100,000 may be fully drawn upon within one year of the above date, and the remaining $130,000 within two years; which includes accrued interest. The letter of credit is to be drawn against the unused credit facility for each due date. As of December 31, 1998, no amounts had been drawn under this letter of credit. As of September 30, 1999 $100,000 had been drawn under this letter of credit (unaudited).

       In April 1999, Sound issued an irrevocable letter of credit in the amount of $40,000 to the current owners of KTJC in conjunction with the purchase of broadcast property. This letter of credit reduced the amount available under the IBJ Schroder revolving loan facility as of September 30, 1999 (unaudited).


(7)    LEASES

       Broadcasting Partners leases certain property and equipment under noncancelable operating lease agreements. Rental expense charged to earnings was approximately $271,000 for the period from January 9, 1997 (inception) through December 31, 1997, $508,951 for the year ended December 31, 1998 and $343,883 and $370,152 for the nine months ended September 30, 1998 and 1999 (unaudited), respectively.

       Future minimum lease payments under noncancelable operating leases, exclusive of LMAs, as of December 31, 1998 is approximately (in thousands):

                        YEAR ENDING DECEMBER 31:
                        1999                          $  467
                        2000                             455
                        2001                             401
                        2002                             323
                        2003                             225
                        Thereafter                       448
                                                      ======
                                                      $2,319
                                                      ======

                                       18
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(8) LOCAL MARKETING AGREEMENTS, TIME BROKERAGE AGREEMENTS AND JOINT SALES AGREEMENTS

       In January 1997, Spring Broadcasting, LLC assumed the rights to an LMA to operate WKOE-FM (Atlantic City, NJ). In October 1999, Spring exercised an option to extend the LMA through March 2003. The LMA agreement includes monthly payments of $10,500 through March 2000 and decreases on March 27, 2000 to $9,500 per month. Spring has an additional option to extend the LMA through 2006. Total LMA fees were $115,500 for the period January 9, 1997 (inception) through December 31, 1997, $126,000 for the year ended December 31, 1998 and $94,500 for each nine month period ended September 30, 1998 and 1999 (unaudited).

       On June 30, 1997, Broadcasting Partners Buffalo, LLC entered into an LMA with Mercury Radio Communications, L.P. (Old Mercury) to operate WGRF-FM, WEDG-FM and WHTT-AM/FM. Payments under this LMA totaled $1,645,000. This LMA was terminated with the merger between Old Mercury and BT resulting in the formation of Mercury Radio Communications, LLC.

       On August 6, 1997, Gleiser Communications, LLC, entered into a Time Brokerage Agreement with Gleiser Communications, Inc. to operate the stations KDOK-FM, KGLD-AM and KTBB-AM, Tyler, Texas. Payments under the agreement totaled $47,168 through contract termination during 1997.

       On October 15, 1997, Mercury entered into a Joint Sales Agreement with CKEY-FM (Niagara Falls, Ontario Canada) in which Mercury obtained exclusive rights to sell advertising time in the U.S. on the Canadian station. Under the terms of the agreement, Mercury and CKEY will share all U.S. revenues, net of agency and sales commissions and national representation fees on a 50/50 basis. The agreement extends through November 2008, at which time it may be terminated with 90 days written notice.

       In November 1997, Gleiser entered into an LMA to operate KEES-AM and KYZS-AM. Total LMA fees were $10,000 for the period from January 9, 1997 (inception) through December 31, 1997 and $59,743 for the year ended December 31, 1998 and consisted of the LMA fees of $5,000 per month and any related costs to operate the station. The LMA agreement was terminated when these stations were purchased by Gleiser in July 1998.

       In March 1998, Pilot entered into a Time Brokerage Agreement to operate WIII-FM and WKRT-AM, Cortland, NY. Payments under the agreement totaled $25,500 for the year ended December 31, 1998. This agreement was terminated in June 1998 when Pilot acquired the assets of the station.

       In June 1998, Spring entered into an LMA to broker all programming rights for WZZP-FM for $23,800 per month LMA fee plus reimbursement of expenses. The LMA agreement was terminated in October 1998 when Spring acquired the station (currently called WPUR-FM). Total LMA fees were $142,432 for the year ended December 31, 1998.

       During April 1999, Sound entered into an LMA to broker all programming rights for KTJC-FM for $1,750 per month LMA fees plus reimbursement of expenses. Total LMA fees were $10,602 for the nine months ended September 30, 1999 (unaudited).

       During August 1999, Mercury entered into an LMA to broker all programming rights for WHLD-AM for $1,200 per month LMA fee plus reimbursement of expenses. Total LMA fees were $1,800 for the nine months ended September 30, 1999 (unaudited). This agreement terminates during August 2007.




                                       19
                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



(9)    SUPPLEMENTAL CASH FLOW INFORMATION

       Cash paid for interest totaled approximately $2,229,000 for the period January 9, 1997 (inception) through December 31, 1997, $5,512,229 for the year ended December 31, 1998 and $4,294,419 and $4,940,731 for the nine months ended September 30, 1998 and 1999 (unaudited).

       In connection with the acquisitions during the period January 9, 1997 (inception) through December 31, 1997, the Company assumed certain liabilities of $19,796,000. Additionally, the Company issued $950,000 in notes payable to the sellers of broadcast properties acquired.

       In connection with the acquisitions for the year ended December 31, 1998, Broadcasting Partners committed to pay $200,000 in the future which is supported by a $230,000 letter of credit.


(10)   RELATED PARTY TRANSACTIONS

       (A)    FINANCIAL ADVISORY AGREEMENT

              Broadcasting Partners has entered into various agreements which require payments to Veronis Suhler & Associates (VS&A), and other affiliates, upon the disposal or purchase of additional stations or receipt of additional capital contributions to certain of the platform companies. These payments are based upon a fixed percentage of the purchase price should additional station acquisitions or disposals occur. For the periods January 9, 1997 (inception) through December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999 (unaudited), fees for these services totaling $1,128,000, $64,000 and $43,000, respectively, were capitalized as acquisition costs.

       (B)    MANAGEMENT AND MONITORING FEES

              Pursuant to the platform companies' operating agreements, Broadcasting Partners pays management fees to Broadcasting Partners Management Corporation, an affiliate. These fees are generally a defined percentage of net revenues. Additionally, Broadcasting Partners pays monitoring fees to VS&A. Some of the monitoring fee payments are deferred until the sale or rollup of the platform company. As of December 31, 1997 and 1998 and September 30, 1999 (unaudited), $242,345, $497,862 and $581,902, respectively, are due to these related parties for such fees, including deferred amounts.

              In April 1999, Spring Broadcasting, LLC paid a one-percent transaction fee of $43,000 to VS&A for the March 1999 sale of WXLC-FM and WKRS-AM in Waukegan, IL (unaudited).


(11)   EMPLOYEE BENEFITS PLAN

       Broadcasting Partners maintains qualified profit-sharing plans with trustees, which include thrift provisions qualifying under Section 401(k) of the Internal Revenue Code, covering substantially all employees. The provisions allow the participants to contribute up to 15 percent of their compensation in the plan year, subject to statutory limitations. The Partnership does not contribute to the plan.

                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements




(12)   COMMITMENTS AND CONTINGENCIES

       Broadcasting Partners is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Partnership's financial position.

       (A)    SPRING PURCHASE PRICE ADJUSTMENTS

              Broadcasting Partners is currently negotiating the final purchase price of the broadcast properties acquired with the receiver from whom Spring acquired its broadcasting assets. The dispute relates to the interpretation of the purchase agreement.

       (B)    EQUITY BASED COMPENSATION AND EMPLOYMENT AGREEMENTS

              The Partnership maintains various equity based compensation agreements for certain key executives of the platform companies. Such plans are deemed to be variable plans for accounting purposes, and as such compensation expense is determined based upon the fair value, and is recognized over the vesting term. No amounts were earned under these agreements for the periods January 9, 1997 (inception) through December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999 (unaudited). The Partnership has also entered into employment agreements in the ordinary course of business.

              The pending transaction with Citadel Broadcasting Company will trigger some of these compensation plans; however, these plans are generally dependent upon the final allocation of the purchase price to the various platform companies and the actual date that the transaction closes. As a result, management can not currently estimate the amounts to be earned under these agreements with any accuracy, and therefore has not recognized any expense under these plans.

       (C)    PENDING ACQUISITIONS

              In February 1999, Sound entered into an asset purchase agreement to acquire KTJC-FM (Monroe, LA) for $650,000. This acquisition is pending subject to FCC approval.

              In June 1999, Spring entered into an asset purchase agreement to acquire WVVE-FM (Stonington, CT) for $3,850,000. This acquisition has been approved by the FCC and will be completed upon the close of the Citadel acquisition (unaudited).

              In 1999, Mercury entered into an asset purchase agreement to acquire WHLD-AM (Buffalo, NY) for $750,000. This acquisition is pending subject to FCC approval (unaudited).

              The Partnership continues to evaluate potential acquisitions and consider other transactions to maximize the Partners' interests however, as of September 30, 1999 the Company has not committed to any other transaction.

       (D)    YEAR 2000 (UNAUDITED)

              As of September 30, 1999, one of the Broadcasting Partners' broadcasting systems is not year 2000 compliant. Broadcasting Partners is awaiting the delivery of a piece of equipment from a vendor and, upon installation of this equipment, expects to be year 2000 compliant, for all mission critical systems.

                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       (E)    LITIGATION

              One of the platform companies has been named in an administrative filing alleging that certain members of management have committed sexual harassment. Broadcasting Partners intends to vigorously defend against this matter; however, assessment of the outcome of the potential damages cannot be reasonably determined at this time.


(13)   SALE OF BROADCAST PROPERTIES (UNAUDITED)

       In October 1999, the Partnership entered into an agreement with Citadel Broadcasting Company to sell the broadcasting properties of the platform companies to Citadel for $185 million, subject to approval from the Federal Communication Commission. The purchase price may be adjusted for the pending acquisitions or other customary adjustments.


(14)   FINANCIAL INSTRUMENTS

       (A)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of cash and cash equivalents, receivables, accounts payable, and due to receiver approximate their fair value due to the short duration to maturity. The carrying value and related estimated fair value of Broadcasting Partners' remaining financial instruments are as follows (in thousands):

                                                       December 31, 1997             December 31, 1998
                                                   ------------------------       -----------------------
                                                   Carrying      Estimated        Carrying       Estimated
                                                    amount       fair value        amount       fair value
                                                   --------      ----------       --------      -----------
              Assets:
                  Note receivable                   $   150           150                --            --
              Liabilities:
                  Term loans                         59,460        59,460            61,770        61,770
                  Other notes payable                 3,598         3,731             3,589         3,722
                  Other long-term debt                  234           234             5,781         5,781
                  Interest rate ceilings                 48            48                36            36
              Off-balance sheet:
                  Lines of credit                        --            35                --            20


              The carrying value of the Term Loans approximates fair value as these notes are variable rate instruments. The carrying value of the Notes Receivable, Other Notes Payable and Other Long-Term Debt was estimated based upon the related cash flows discounted at Broadcasting Partners current borrowing rates for similar instruments.

              Unused credit facilities and lines of credit are estimated based upon the fees currently charged for similar agreements or on the estimated cost to sell or terminate.

              The fair value of the interest rate ceilings reflect the estimated amounts that Broadcasting Partners would receive or pay to terminate the contacts on the reporting date based upon quotes from commercial banks.

                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements




       (B)    DERIVATIVE FINANCIAL INSTRUMENTS

              The Partnership uses derivative financial instruments to hedge interest rate risk associated with borrowing under variable rate credit facilities. These interest rate hedges are required pursuant to the provisions of the debt agreements and apply to the current balance under the specified borrowing. As of December 31, 1997 and 1998 and September 30, 1999, (unaudited) the Partnership has an interest rate ceiling with a notional principal of $8,030,000 and an interest rate ceiling of 8.5625 percent plus the applicable margin for LIBOR loans and 11 percent plus the applicable margin on Base rate loans. The ceiling expires in January 2000. The Partnership entered into interest rate collar agreements with a notional principal of $20,000,000, an interest rate ceiling of 9.0 percent plus the applicable margin for LIBOR loans, and an interest rate floor of 4.0 percent plus the applicable margin for LIBOR loans. The collar expires in February 2001.

                   [Andrews Hooper & Pavlik P.L.C. Letterhead]


                         Report of Independent Auditors



Shareholder
Liggett Broadcast, Inc.


We have audited the accompanying combined balance sheet of Liggett Broadcast, Inc. as of December 31, 1998, and the related combined statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Liggett Broadcast, Inc. at December 31, 1998, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              /s/ Andrews Hooper & Pavlik P.L.C.


Okemos, Michigan
December 6, 1999

                             Liggett Broadcast, Inc.

                             Combined Balance Sheet

                              December 31, 1998


ASSETS (Note 3)
Current assets:
  Cash                                                     $ 1,299,670
  Accounts receivable, less allowance of $195,000            3,020,767
  Other                                                        183,893
                                                           -----------
Total current assets                                         4,504,330

Property and equipment (Note 1):
  Land and improvements                                        453,856
  Buildings and improvements                                 1,875,355
  Broadcasting equipment                                     3,717,854
  Furniture and fixtures                                       972,843
  Vehicles and equipment                                       380,066
                                                           -----------
                                                             7,399,974
  Less accumulated depreciation                              3,107,765
                                                           -----------
                                                             4,292,209
Other assets (Note 1):
  Broadcasting rights, net of amortization                  26,292,310
  Note receivable from shareholder                             125,000
  Other                                                         48,305
                                                           -----------
                                                            26,465,615


                                                           -----------
                                                           $35,262,154
                                                           ===========


See accompanying notes.

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                 $   766,461
  Dividends payable in lieu of taxes                                   450,000
  Employee compensation                                                319,573
  Accrued interest                                                      98,452
  Taxes, other than income tax                                         179,544
  Other                                                                 34,954
  Current portion of long-term debt (Note 3)                         1,517,085
                                                                   -----------
Total current liabilities                                            3,366,069

Long-term debt (less current portion) (Note 3)                      17,494,741

Minority interest in consolidated subsidiary                            18,000

Shareholder's equity:
  Common stock, par value $1 per share--authorized 50,000
    shares, issued and outstanding 7,400 shares                          7,400
  Additional paid-in capital                                         1,000,000
  Retained earnings (Note 3)                                        13,375,944
                                                                   -----------
                                                                    14,383,344



                                                                   -----------
                                                                   $35,262,154
                                                                   ===========


See accompanying notes.

                             Liggett Broadcast, Inc.

                   Combined Statement of Shareholder's Equity


                                                                               ADDITIONAL
                                                                 COMMON          PAID-IN           RETAINED
                                                                 STOCK           CAPITAL           EARNINGS
                                                                 ---------------------------------------------
Balance at January 1, 1998                                       $ 7,400       $ 1,000,000        $12,008,196
Net earnings                                                                                        2,090,322
Dividends to shareholder in lieu of taxes and other                                                  (722,574)
                                                                 ---------------------------------------------
Balance at December 31, 1998                                     $ 7,400       $ 1,000,000        $13,375,944
                                                                 =============================================


See accompanying notes.

                             Liggett Broadcast, Inc.

                        Combined Statement of Operations

                          Year ended December 31, 1998


Operating revenues including trade revenue of $432,000          $ 19,585,374
Less direct agency commissions                                     2,685,807
                                                                ------------
                                                                  16,899,567
Operating expenses:
  Technical                                                          375,157
  Program                                                          2,774,215
  Sales                                                            2,943,051
  Promotion                                                        1,152,152
  Administrative                                                   4,332,377
  Depreciation and amortization                                    1,766,865
                                                                ------------
                                                                  13,343,817
                                                                ------------
Operating earnings                                                 3,555,750

Other revenues (expenses):
  Interest expense                                                (1,565,384)
  Management fees                                                     25,825
  Loss on sale of property and equipment                             (79,850)
  Interest income                                                     54,192
  Rent                                                                98,511
  Other                                                                1,278
                                                                ------------
                                                                  (1,465,428)
                                                                ------------
Net earnings                                                    $  2,090,322
                                                                ============


See accompanying notes.

                             Liggett Broadcast, Inc.

                        Combined Statement of Cash Flows

                          Year ended December 31, 1998


OPERATING ACTIVITIES
Net earnings                                                      $ 2,090,322
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation and amortization                                   1,766,865
    Loss on sale of property and equipment                             79,850
    Changes in operating assets and liabilities:
      Accounts receivable                                            (372,399)
      Other current assets                                            (67,063)
      Other assets                                                     76,763
      Accounts payable                                                246,285
      Other current liabilities                                        (5,386)
                                                                  -----------
Net cash provided by operating activities                           3,815,237

INVESTING ACTIVITIES
Purchases of property and equipment                                  (549,643)
Purchase of broadcast entity                                       (3,779,306)
Proceeds from sale of property and equipment                           26,200
                                                                  -----------
Net cash used in investing activities                              (4,302,749)

FINANCING ACTIVITIES
Repurchase of membership interest in consolidated
  subsidiary                                                          (20,000)
Cash dividends to shareholder in lieu of taxes and other             (606,574)
Proceeds from long-term debt and note payable                       4,200,000
Principal payments on long-term debt and notes payable             (2,310,874)
                                                                  -----------
Net cash provided by financing activities                           1,262,552
                                                                  -----------

Increase in cash                                                      775,040
Cash at beginning of year                                             524,630
                                                                  -----------
Cash at end of year                                               $ 1,299,670
                                                                  ===========

Supplemental cash flow information:
  Interest paid                                                   $ 1,575,012


See accompanying notes.

                             Liggett Broadcast, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1998


1.  ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

Liggett Broadcast, Inc. (the Company) is a subchapter S Corporation which includes several divisions and Rainbow Radio LLC (a limited liability company 82% owned by Liggett Broadcast, Inc.) and certain assets and operations of specified properties held by New Tower, Inc. (an affiliated subchapter S Corporation under common ownership) and LLJ Realty, LLC (an affiliated limited liability company under common management and control). The Company operates radio stations.

In December 1999, the Company agreed to sell certain tangible personal property, improvements and fixtures, and certain real property and leasehold interests, certain FCC licenses and certain other assets used in operation of the radio stations as specified in the asset purchase agreement with Citadel Communications Corporation, Citadel Broadcasting Company and Citadel License, Inc., (the "Asset Purchase Agreement"). The sale price for the assets sold is $120,500,000.

The accompanying combined financial statements include the accounts of Liggett Broadcast, Inc., Rainbow Radio LLC, and the assets and operations of those properties held by New Tower, Inc. and LLJ Realty, LLC that are included in the Asset Purchase Agreement. LLJ Realty, LLC had no assets or operations as of December 31, 1998.

All intercompany accounts are eliminated upon combination. The shareholder of the Company controls another affiliate (D&B Realty) that leases certain property to the Company. The assets of D&B Realty are excluded from the assets to be sold in the Asset Purchase Agreement and are not included in the accompanying combined financial statements.

On November 2, 1998, the Company acquired the assets of WTCF in Saginaw/Bay City, Michigan for $3,779,000 including the costs to acquire. The Company acquired substantially all of the assets of the station including net accounts receivable ($119,000), property and equipment ($25,000), and an FCC license and other intangibles ($3,635,000).

                             Liggett Broadcast, Inc.

1.  ACCOUNTING POLICIES (CONTINUED)

Like any other company, advances and changes in available technology can significantly affect the business and operations of the Company. For example, a challenging problem exists as many computer systems do not have the capability of recognizing the year 2000 or years thereafter. This "Year 2000 Computer Problem" creates risk for the Company from unforeseen problems in its own computer systems. The effects of the "Year 2000 Computer Problem" may be experienced before, on or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may affect the Company's ability to conduct normal business operations.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due primarily from advertising agencies and direct customers located in Michigan. Accounts receivable are not secured by any collateral arrangements.

INCOME TAXES

As of January 1, 1987 the shareholder of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's operating results in his own income for federal income tax purposes. Accordingly, there is no provision for federal income taxes. At the time of the election, the Company had approximately $315,000 of net operating losses for financial reporting purposes and $575,000 of net operating losses for tax reporting purposes. The net operating losses, which expire in 1999, were suspended by this election and are not available to the shareholder to offset future income generated by the Company as long as the Company continues to maintain its Subchapter S election.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is computed by the straight-line method for financial reporting purposes based upon the estimated useful lives of the assets.

BROADCASTING RIGHTS AND OTHER INTANGIBLES

Broadcasting rights at December 31, 1998 include FCC licenses for all of the stations and goodwill. Substantially all FCC licenses and goodwill are amortized over a 25 year period. Total accumulated amortization was $3,352,491 at December 31, 1998.

                             Liggett Broadcast, Inc.

1.  ACCOUNTING POLICIES (CONTINUED)

ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts and disclosures for assets and liabilities, including amounts for property and equipment, broadcasting rights and other intangibles, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

CASH

Cash includes repurchase agreements and other amounts not covered by FDIC insurance.

2.  RENT EXPENSE

The Company leases, under a month to month agreement, an office facility and studio from D & B Realty. Rent expense under this agreement approximated $25,000 in 1998. Rent expense for all operating leases including the amount above, approximated $170,000 in 1998.

Future minimum lease payments under noncancellable operating leases are as follows:

                  1999                                               $  72,000
                  2000                                                  49,000
                  2001                                                  14,000
                  2002                                                  14,000
                  2003                                                  14,000
                  2004 and thereafter                                  757,000
                                                                     ---------
                                                                     $ 920,000
                                                                     =========

The future minimum lease payments include annual payments for three tower site leases. One of these leases terminates in December of 2085. The current lease rate is $5,500 per year and increasing every ten years by the increase in the producer price index but not more than 10%. Another tower site lease requires payments of $6,000 per year plus increases each January based on the consumer price index through 2007. A third tower site lease requires payments of $2,000 per year plus increases based on the consumer price index through 2015. This lease agreement also has twenty year renewal options.

                             Liggett Broadcast, Inc.

3.  LONG-TERM DEBT AND NOTES PAYABLE TO BANK

Substantially all assets of the Company are pledged as collateral under terms of the notes payable to bank. The bank notes are guaranteed by the Company's sole shareholder and the Company has guaranteed payment of the shareholder's bank debt of $546,000 at December 31, 1998. The bank loan agreements require, among other things, that the Company maintain certain cash flow ratios and restrict the Company from the payment of cash dividends, except for the purpose of shareholder tax payments and other approved payments.

Aggregate maturities of long-term debt for the years following 1998 are as follows: 1999--$1,517,085; 2000--$2,515,580; 2001--$1,838,565; 2002--$1,818,315;
2003--$1,811,565; 2004--$9,510,716.

Long-term debt at December 31 consisted of the following obligations:

                                                                                              1998
                                                                                          -----------
Note payable to bank at 9%.  Note refinanced in February 1999.
See below. Proceeds used to acquire WMMQ and WITL                                         $ 8,693,000

Note payable to bank at 9%. Note refinanced in February 1999
See below.  Proceeds used to acquire WJIM and WJIM (AM)                                     1,260,000

Note payable to bank at 7.86%.  Note refinanced in February 1999.
See below. Proceeds used to acquire WTCF                                                    3,750,000

The above notes were refinanced and consolidated into one new note on February
1, 1999. The new note, for $13,609,250, is payable in quarterly installments of $340,231 plus interest at 1/2% over the bank's prime rate and is due February 1, 2004. The current portion of debt reflects the terms of the new note

Note payable to bank refinanced on February 1, 1999. The new note is payable in quarterly installments of $112,660 plus interest at 1/2% over the bank's prime rate and is due February 1, 2004. The current portion of debt reflects the terms of the refinanced note.
Proceeds used to acquire WFBE                                                               4,506,400

Note payable to bank at 9.26%, due May 1, 2000                                                714,676
Note payable to bank at 9%, due January 2, 2002                                                87,750
                                                                                          -----------
                                                                                           19,011,826
Less current portion                                                                        1,517,085
                                                                                          -----------
                                                                                          $17,494,741
                                                                                          ===========

                             Liggett Broadcast, Inc.

3.  LONG-TERM DEBT AND NOTES PAYABLE TO BANK (CONTINUED)

The Company also has a $850,000 line of credit with the bank which is subject to annual renewal each year on April 1. Interest on borrowings thereunder ($0 at December 31, 1998) is at 9.0%.

4.  DEFINED CONTRIBUTION PLAN

Effective January 1, 1997, the Company formed a 401(k) retirement plan covering all eligible employees of the Company. Participation and deferral percentages (maximum 15% of eligible compensation for employee's contributions) are at the employee's discretion. The Company may make a discretionary contribution. Employer contributions under this plan were $57,994 in 1998.

5.  SUBSEQUENT EVENTS

In 1999, the Company (specifically LLJ Realty, LLC) began construction of a building in Saginaw, Michigan with estimated total construction costs of $1,200,000.

In 1999, the Company has an outstanding offer to purchase the assets of a radio station for approximately $350,000 plus costs to acquire.

In December 1999, the Company agreed to sell certain assets of the Company to Citadel Broadcasting Company and Citadel License, Inc. as described in the Asset Purchase Agreement (see Note 1).

6.  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

The Asset Purchase Agreement (described in Note 1) specifically excludes: (1)all cash, cash equivalents or similar type investments, (2)accounts receivable,
(3)assets not used in connection with the operations of the stations, (4)any and all claims with respect to transactions occurring or arising prior to the closing date, including, without limitation, claims for tax refunds, and
(5)certain personal property and real property and other assets specified in the Asset Purchase Agreement and exhibits and schedules thereto.

                             Liggett Broadcast, Inc.

6.  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)


                                                                            December 31, 1998
                                                        ----------------------------------------------------------
                                                        Combined Balance      Excluded Assets     Pro Forma Assets
                                                             Sheet             & Liabilities         to be Sold
                                                        ----------------      ---------------     ----------------
Assets
     Cash                                                  $ 1,299,670          $ 1,299,670                   --
     Accounts Receivable                                     3,020,767            3,020,767                   --
     Other current assets                                      183,893              183,893                   --
     Property and equipment                                  4,292,209              334,348          $ 3,957,861
     Broadcasting rights                                    26,292,310                                26,292,310
     Note receivable from shareholder                          125,000              125,000                   --
     Other assets                                               48,305               48,305                   --
                                                           -----------          -----------          -----------
                                                           $35,262,154          $ 5,011,983          $30,250,171
                                                           ===========          ===========          ===========
Liabilities
     Current liabilities                                   $ 3,366,069          $ 3,366,069                   --
     Long-term debt (less current portion)                  17,494,741           17,494,741                   --
     Minority interest in consolidated subsidiary               18,000               18,000                   --
     Shareholder's equity                                   14,383,344           14,383,344                   --
                                                           -----------          -----------          -----------
                                                           $35,262,154          $35,262,154                   --
                                                           ===========          ===========          ===========

                             Liggett Broadcast, Inc.

                             Combined Balance Sheet
                                   (Unaudited)

                               September 30, 1999


ASSETS
Current assets:
  Cash                                                     $ 1,917,048
  Accounts receivable, less allowance of $110,000            3,114,369
  Other                                                        179,333
                                                           -----------
Total current assets                                         5,210,750

Property and equipment:
  Land and improvements                                        479,763
  Buildings and improvements                                 1,741,730
  Broadcasting equipment                                     3,897,367
  Construction in process                                      681,142
  Furniture and fixtures                                     1,220,834
  Vehicles and equipment                                       479,555
                                                           -----------
                                                             8,500,391
  Less accumulated depreciation                              3,611,097
                                                           -----------
                                                             4,889,294
Other assets:
  Broadcasting rights, net of amortization                  25,428,667
  Note receivable from shareholder                             175,000
  Other                                                        199,791
                                                           -----------
                                                            25,803,458
                                                           -----------
                                                           $35,903,502
                                                           ===========


See accompanying notes.

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                 $   737,796
  Dividends payable in lieu of taxes                                   456,000
  Employee compensation                                                463,572
  Accrued interest                                                     246,264
  Accrued taxes                                                        187,751
  Other                                                                 21,207
  Current portion of long-term debt                                  1,879,865
                                                                   -----------
Total current liabilities                                            3,992,455

Long-term debt (less current portion)                               16,598,721

Minority interest in consolidated subsidiary                            18,000

Shareholder's equity:
  Common stock, par value $1 per share--authorized 50,000
    shares, issued and outstanding 7,400 shares                          7,400
  Additional paid-in capital                                         1,005,000
  Retained earnings                                                 14,281,926
                                                                   -----------
                                                                    15,294,326



                                                                   -----------
                                                                   $35,903,502
                                                                   ===========


See accompanying notes.

                             Liggett Broadcast, Inc.

                   Combined Statement of Shareholder's Equity
                                   (Unaudited)


                                                                               ADDITIONAL
                                                                  COMMON         PAID-IN            RETAINED
                                                                  STOCK          CAPITAL            EARNINGS
                                                                 ---------------------------------------------
Balance at January 1, 1999                                       $ 7,400       $ 1,000,000        $13,375,944
Net earnings                                                                                        2,242,686
Dividends to shareholder in lieu of taxes and other                                                (1,336,704)
Members equity contribution for LLJ Realty, LLC                                      5,000
                                                                 ---------------------------------------------
Balance at September 30, 1999                                    $ 7,400       $ 1,005,000        $14,281,926
                                                                 =============================================


See accompanying notes.

                             Liggett Broadcast, Inc.

                        Combined Statements of Operations
                                   (Unaudited)


                                                                   NINE MONTHS ENDED SEPTEMBER 30
                                                                     1999                  1998
                                                                -----------------------------------
Operating revenues including trade revenue of $352,000
   in 1999 and $288,000 in 1998                                 $ 16,232,441           $ 13,934,769
Less direct agency commissions                                     2,140,516              1,896,784
                                                                -----------------------------------
                                                                  14,091,925             12,037,985
Operating expenses:
  Technical                                                          310,857                274,744
  Programming                                                      2,400,931              2,004,766
  Promotion                                                          968,517                769,156
  Selling                                                          2,253,202              2,079,294
  Administrative                                                   3,597,564              3,226,508
  Depreciation and amortization                                    1,401,772              1,305,788
                                                                -----------------------------------
                                                                  10,932,843              9,660,256
                                                                -----------------------------------
Operating earnings                                                 3,159,082              2,377,729

Other revenues (expenses):
  Interest expense                                                (1,148,456)            (1,147,772)
  Management fees from affiliated entities                             9,000                  9,000
  Gain (loss) on sale of property and equipment                       32,391                (75,250)
  Interest income                                                     24,578                 29,534
  Rent                                                                99,720                 69,740
  Other                                                               66,371                 10,476
                                                                -----------------------------------
                                                                    (916,396)            (1,104,272)
                                                                -----------------------------------
Net earnings                                                    $  2,242,686           $  1,273,457
                                                                ===================================


See accompanying notes.

                            Liggett Broadcast, Inc.

                        Combined Statements of Cash Flows

                                   (Unaudited)


                                                                        NINE MONTHS ENDED SEPTEMBER 30
                                                                          1999                  1998
                                                                      ----------------------------------
OPERATING ACTIVITIES
Net earnings                                                          $ 2,242,686           $ 1,273,457
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation and amortization                                       1,401,772             1,305,788
    (Gain) loss on sale of property and equipment                         (32,391)               75,250
    Changes in operating assets and liabilities:
      Accounts receivable                                                 (93,602)             (322,730)
      Other current assets                                                  4,560                48,836
      Other assets                                                       (151,486)             (464,553)
      Accounts payable                                                    (28,665)                9,567
      Other current liabilities                                           292,271                26,413
                                                                      ----------------------------------
Net cash provided by operating activities                               3,635,145             1,952,028

INVESTING ACTIVITIES
Purchases of property and equipment                                      (631,748)             (178,805)
Construction in process                                                  (681,142)                   --
Proceeds from sale of property and equipment                              210,067                    --
Decrease (increase) in note receivable from shareholder                   (50,000)               25,000
                                                                      ----------------------------------
Net cash used in investing activities                                  (1,152,823)             (153,805)

FINANCING ACTIVITIES
Repurchase of membership interest in consolidated subsidiary                   --                (2,000)
Members equity contribution for LLJ Realty, LLC                             5,000                    --
Cash dividends to shareholder in lieu of taxes and other               (1,336,704)             (501,573)
Proceeds from long-term debt and note payable                             513,377               450,000
Principal payments on long-term debt and notes payable                 (1,046,617)           (1,846,382)
                                                                      ----------------------------------
Net cash used in financing activities                                  (1,864,944)           (1,899,955)
                                                                      ----------------------------------

Increase in cash                                                          617,378              (101,732)
Cash at beginning of year                                               1,299,670               524,630
                                                                      ----------------------------------
Cash at end of year                                                   $ 1,917,048           $   422,898
                                                                      ==================================

Supplemental cash flow information:
  Interest paid                                                       $ 1,003,282           $ 1,155,477


See accompanying notes.

                            Liggett Broadcast, Inc.

                     Notes to Combined Financial Statements

                                   (Unaudited)


(1) ORGANIZATION AND NATURE OF OPERATIONS

Liggett Broadcast, Inc. (the Company) is a subchapter S Corporation which includes several divisions and Rainbow Radio LLC (a limited liability company 82% owned by Liggett Broadcast, Inc.) and certain assets and operations of specified properties held by New Tower, Inc. (an affiliated subchapter S Corporation under common ownership) and LLJ Realty, LLC (an affiliated limited liability company under common management and control). The Company operates radio stations.

In December 1999, the Company agreed to sell certain tangible personal property, improvements and fixtures, and certain real property and leasehold interests, certain FCC licenses and certain other assets used in operation of the radio stations as specified in the asset purchase agreement with Citadel Communications Corporation, Citadel Broadcasting Company and Citadel License, Inc., (the "Asset Purchase Agreement"). The sale price for the assets sold is $120,500,000.

The accompanying combined financial statements include the accounts of Liggett Broadcast, Inc., Rainbow Radio LLC, and the assets and operations of those properties held by New Tower, Inc. and LLJ Realty, LLC that are included in the Asset Purchase Agreement.

All intercompany accounts are eliminated upon combination. The shareholder of the Company controls another affiliate (D&B Realty) that leases certain property to the Company. The assets of D&B Realty are excluded from the assets to be sold in the Asset Purchase Agreement and are not included in the accompanying combined financial statements.

On November 2, 1998, the Company acquired the assets of WTCF in Saginaw/Bay City, Michigan for $3,779,000 including the costs to acquire. The Company acquired substantially all of the assets of the station including net accounts receivable ($119,000), property and equipment ($25,000), and an FCC license and other intangibles ($3,635,000).

Like any other company, advances and changes in available technology can significantly affect the business and operations of the Company. For example, a challenging problem exists as many computer systems do not have the capability of recognizing the year 2000 or years thereafter. This "Year 2000 Computer Problem" creates risk for the Company from unforeseen problems in its own computer systems. The effects of the "Year 2000 Computer Problem" may be experienced before, on or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may affect the Company's ability to conduct normal business operations.

                             Liggett Broadcast, Inc.

                                   (Unaudited)


(2) BASIS OF PRESENTATION

The accompanying unaudited combined financial statements of Liggett Broadcast, Inc have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the combined financial statements and notes thereto for the year ended December 31, 1998.

(3) INCOME TAXES

As of January 1, 1987 the shareholder of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's operating results in his own income for federal income tax purposes. Accordingly, there is no provision for federal income taxes.

(4) BROADCASTING RIGHTS AND OTHER INTANGIBLES

Broadcasting rights at September 30, 1999 include FCC licenses for all of the stations and goodwill. Substantially all FCC licenses and goodwill are amortized over a 25 year period.

(5) COMMITMENTS AND GUARANTEES

In 1999, the Company (specifically LLJ Realty, LLC) began construction of a building in Saginaw, Michigan with estimated total construction costs of $1,200,000. Estimated costs to complete as of September 30, 1999 were approximately $450,000.

In 1999, the Company has an outstanding offer to purchase the assets of a radio station for approximately $350,000 plus costs to acquire.

(6) SUBSEQUENT EVENTS

In December 1999, the Company agreed to sell certain assets of the Company to Citadel Broadcasting Company and Citadel License, Inc. as described in the Asset Purchase Agreement (see Note 1).

                             Liggett Broadcast, Inc.

                                   (Unaudited)


(7) UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

The Asset Purchase Agreement (described in Note 1) specifically excludes: (1)all cash, cash equivalents or similar type investments, (2)accounts receivable,
(3)assets not used in connection with the operations of the stations, (4)any and all claims with respect to transactions occurring or arising prior to the closing date, including, without limitation, claims for tax refunds, and
(5)certain personal property and real property and other assets specified in the Asset Purchase Agreement and exhibits and schedules thereto.


                                                                           September 30, 1999
                                                         ---------------------------------------------------------
                                                         Combined Balance     Excluded Assets     Pro Forma Assets
                                                              Sheet            & Liabilities         to be sold
                                                         ----------------     ---------------     ----------------
Assets
     Cash                                                  $ 1,917,048          $ 1,917,048
     Accounts Receivable                                     3,114,369            3,114,369
     Other current assets                                      179,333              179,333
     Property and equipment                                  4,889,294              421,492          $ 4,467,802
     Broadcasting rights                                    25,428,667                                25,428,667
     Note receivable from shareholder                          175,000              175,000
     Other assets                                              199,791              199,791
                                                           -----------          -----------          -----------
                                                           $35,903,502          $ 6,007,033          $29,896,469
                                                           ===========          ===========          ===========
Liabilities
     Current liabilities                                   $ 3,992,455          $ 3,992,455
     Long-term debt (less current portion)                  16,598,721           16,598,721
     Minority interest in consolidated subsidiary               18,000               18,000
     Shareholder's equity                                   15,294,326           15,294,326
                                                           -----------          -----------
                                                           $35,903,502          $35,903,502
                                                           ===========          ===========

                          INDEPENDENT AUDITORS' REPORT


The Partners
Wicks Radio Group
(a division of  Wicks Broadcast Group Limited Partnership)


We have audited the accompanying balance sheet of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1998, and the related statements of operations and changes in division equity, and cash flows for the year then ended. These financial statements are the responsibility of Wicks Radio Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                     /s/ KPMG LLP




McLean, Virginia
May 17, 1999

                                WICKS RADIO GROUP
          (A Division of the Wicks Broadcast Group Limited Partnership)

                                 Balance Sheets



                                                                                                         JUNE 30,
                                                                                   DECEMBER 31,            1999
                                   ASSETS                                             1998              (UNAUDITED)
                                                                                   -----------          ----------
Cash                                                                               $   253,206             144,823
Accounts receivable, net of allowance for doubtful accounts of
    $425,854 at December 31, 1998 and $541,721 at June 30, 1999
    (unaudited)                                                                      2,528,518           3,168,419
Prepaid expenses and other assets                                                      162,347              21,245
                                                                                   -----------          ----------
                   Total current assets                                              2,944,071           3,334,487
Property and equipment, net                                                          6,100,272           5,588,795
Intangible assets, net                                                              37,493,172          35,988,898
                                                                                   ===========          ==========
                   Total assets                                                     46,537,515          44,912,180
                                                                                   ===========          ==========
                       LIABILITIES AND DIVISION EQUITY

Current liabilities - accounts payable and accrued expenses                            637,343             623,097
Deferred income taxes                                                                  520,000             500,000
                                                                                   -----------          ----------
                   Total liabilities                                                 1,157,343           1,123,097
Division equity                                                                     45,380,172          43,789,083
                                                                                   ===========          ==========
                   Total liabilities and division equity                           $46,537,515          44,912,180
                                                                                   ===========          ==========


See accompanying notes to financial statements.

                                WICKS RADIO GROUP
            (A Division of Wicks Broadcast Group Limited Partnership)

             Statements of Operations and Changes in Division Equity


                                                                                     SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                            YEAR ENDED          -------------------------------
                                                           DECEMBER 31,            1998                1999
                                                               1998             (UNAUDITED)         (UNAUDITED)
                                                           ------------         -----------         -----------
Revenue:
    Broadcast revenue                                      $ 18,923,947           9,079,789          10,293,380
    Other revenue                                               542,865             260,339             326,982
                                                           ------------         -----------         -----------
Gross revenue                                                19,466,812           9,340,128          10,620,362
    Less - agency commissions                                (2,045,395)           (925,949)         (1,077,334)
                                                           ------------         -----------         -----------
            Net revenue                                      17,421,417           8,414,179           9,543,028
Operating costs:
    Station operating expenses                               12,195,132           5,961,548           6,761,030
    Depreciation and amortization                             4,059,157           2,031,709           2,023,565
    Corporate overhead                                          890,378             360,989             478,268
                                                           ------------         -----------         -----------
                                                             17,144,667           8,354,246           9,262,863
            Net income before income taxes                      276,750              59,933             280,165
Income taxes (benefit)                                          (40,000)            (20,000)            (20,000)
                                                           ------------         -----------         -----------
            Net income                                          316,750              79,933             300,165
Division equity, beginning of period                         30,902,034          30,902,034          45,380,172
            Net corporate transfers (distributions)          14,161,388          16,839,505          (1,891,254)
                                                           ============         ===========         ===========
Division equity, end of period                             $ 45,380,172          47,821,472          43,789,083
                                                           ============         ===========         ===========


See accompanying notes to financial statements

                               WICKS RADIO GROUP
            (A Division of Wicks Broadcast Group Limited Partnership)

                            Statements of Cash Flows



                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                               YEAR ENDED          ------------------------------
                                                              DECEMBER 31,            1998                1999
                                                                  1998             (UNAUDITED)         (UNAUDITED)
                                                              ------------         -----------         ----------
Cash flows from operating activities:
    Net income                                                $    316,750              79,933            300,165
    Adjustments to reconcile net income to net
       cash provided by operating activities
          Depreciation and amortization                          4,059,157           2,031,709          2,023,565
          Deferred tax benefit                                     (40,000)            (20,000)           (20,000)
          Increase in receivables                                 (404,546)         (1,054,237)          (639,901)
          (Increase) decrease in prepaid
            expenses and other current assets                     (104,248)            (12,740)           141,102
          Increase (decrease) in accounts
            payable and accrued expenses                           148,105             221,696            (14,246)
                                                              ------------         -----------         ----------
               Net cash provided by operating
                  activities                                     3,975,218           1,246,361          1,790,685
                                                              ------------         -----------         ----------
Cash flows used in investing activities
    Purchase of property and equipment                            (164,114)            (71,623)            (7,814)
    Acquisition of broadcast properties                        (17,824,226)        (17,824,226)                --
                                                              ------------         -----------         ----------
               Cash flows used in investing activities         (17,988,340)        (17,895,849)            (7,814)
                                                              ------------         -----------         ----------
Cash flows provided by (used in) financing
    activities - net corporate transfers
    (distributions)                                             14,161,388          16,839,505         (1,891,254)
                                                              ------------         -----------         ----------
               Net increase (decrease) in cash
                  and cash equivalents                             148,266             190,017           (108,383)
Cash and cash equivalents, beginning of period                     104,940             104,940            253,206
                                                              ============         ===========         ==========
Cash and cash equivalents, end of period                      $    253,206             294,957            144,823
                                                              ============         ===========         ==========


See accompanying notes to financial statements.

                                WICKS RADIO GROUP
           (A Division of Wicks Broadcast Group Limited Partnership)

                          Notes to financial statements



(1)    BUSINESS DESCRIPTION

       The Wicks Radio Group (the "Broadcast Group") is a division of Wicks Broadcast Group Limited Partnership (the "Partnership"). The Broadcast Group consists of the sixteen radio stations (10 FMs and 6 AMs) serving the Charleston, South Carolina, Binghamton, New York, Kokomo, Indiana, and New Castle, Indiana markets.
       (See Note 3)


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    CASH AND CASH EQUIVALENTS

              For the purposes of the statement of cash flows, cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of such investments approximates cost.

       (b)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

       (c)    INTANGIBLE ASSETS AND RECOVERY OF LONG-LIVED ASSETS

              Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

              The Partnership's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicated that the carrying amount may not be recoverable. The Partnership recognizes an impairment loss when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets.

       (d)    INCOME TAXES

              The Broadcast Group is not an entity subject to income taxes. The Broadcast Group's income or loss is passed through to the Partnership and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of the Partnership on their respective income tax returns.

                                WICKS RADIO GROUP
           (A Division of Wicks Broadcast Group Limited Partnership)

                   Notes to financial statements (continued)



              However, the Broadcast Group contains the Partnership's subsidiary, Regional Group, Inc. Regional Group, Inc. and its subsidiaries are Subchapter C corporations, and are, therefore, responsible for the income taxes attributable to their profit and losses.

              Income taxes for Regional Group, Inc. and its subsidiaries are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized into income in the period that includes the enactment date. The income tax benefit is a result of the amortization of the deferred tax liability.

       (e)    REVENUE

              Broadcasting revenue are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

       (f)    BARTER TRANSACTIONS

              Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

       (g)    CORPORATE OVERHEAD

              A number of overhead services are maintained centrally by the Partnership and are allocated to its business units based on the benefits provided. These services include most of the costs associated with the human resources function and certain general and administrative costs of the corporate function such as accounting and finance, treasury and legal.

              In addition, the Partnership provides for the working capital needs of the Broadcast Group. There is no borrowing arrangement between the Partnership and the Broadcast Group. Accordingly, no interest expense is recorded in the accompanying financial statements. However, all of the assets of the Broadcast Group have been pledged as collateral on the Partnership's credit facility.

       (h)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

                                WICKS RADIO GROUP
           (A Division of Wicks Broadcast Group Limited Partnership)

                   Notes to financial statements (continued)



              the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (i)    CONCENTRATION OF CREDIT RISK

              A significant portion of the Broadcast's Group accounts receivable are due from advertising agencies.

       (j)    UNAUDITED INTERIM FINANCIAL INFORMATION

              The unaudited balance sheet as of June 30, 1999 and the statements of operations and changes in division equity, and cash flows for the six months ended June 30, 1998 and June 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period including the year ending December 31, 1999.


(3)    ACQUISITION OF BROADCAST RADIO STATIONS

       In January 1998, the Partnership acquired certain broadcasting assets of WWKI-FM (Kokomo, Indiana) and WMDH-FM and WMDH-AM (New Castle, Indiana).

       Total consideration paid for these acquisitions including costs of acquisitions was approximately $17,824,000 in 1998. These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as determined by an independent appraiser. The allocation of the purchase price is summarized as follows:


                                                            1998
                                                         -----------
       Land                                              $   107,000
       Property and equipment                              2,209,000
       Intangible assets                                  15,508,000
                                                         ===========
                     Total consideration paid             17,824,000
                                                         ===========

                                WICKS RADIO GROUP
           (A Division of Wicks Broadcast Group Limited Partnership)

                   Notes to financial statements (continued)



(4)    PROPERTY AND EQUIPMENT

       A summary of property and equipment is as follows:


                                                                             JUNE 30,
                                                         DECEMBER 31,          1999
                                                            1998            (UNAUDITED)
                                                         -----------        ----------
       Land                                              $   275,318           275,318
       Building and improvements                             989,438           989,438
       Office equipment, furniture, and fixtures             591,018           598,832
       Broadcast and production equipment                  6,457,025         6,457,025
       Vehicles                                               94,660            94,660
                                                         -----------        ----------
                                                           8,407,459         8,415,273
       Less accumulated depreciation                      (2,307,187)       (2,826,478)
                                                         ===========        ==========
                          Total consideration paid       $ 6,100,272         5,588,795
                                                         ===========        ==========


(5)    INTANGIBLE ASSETS AND AMORTIZATION

       Intangible assets are comprised of the following:


                                                                              JUNE 30,
                                           USEFUL LIFE   DECEMBER 31,           1999
                                            IN YEARS         1998            (UNAUDITED)
                                                         ------------        ----------
       FCC licenses                            15        $ 23,996,860        23,996,860
       Network affiliations                    15           3,053,439         3,053,439
       Goodwill                                15          14,179,232        14,179,232
       Non-compete agreements                 2-5             500,000           500,000
       Other intangibles                      2-15          1,814,744         1,814,744
                                                         ------------        ----------
                                                           43,544,275        43,544,275
       Accumulated amortization                            (6,051,103)       (7,555,377)
                                                         ============        ==========
                                                         $ 37,493,172        35,988,898
                                                         ============        ==========

                                WICKS RADIO GROUP
           (A Division of Wicks Broadcast Group Limited Partnership)

                   Notes to financial statements (continued)



(6)    DEFERRED INCOME TAXES

       The Partnership has established a deferred tax liability arising from the acquisition of Regional Group, Inc. of $600,000. This liability is attributable to the difference between the book basis of Regional Group, Inc. and the carryover basis of the former shareholders at the acquisition date. As the liability was principally attributable to the book/tax difference in long-term tangible and intangible assets, the deferred tax liability was classified as a long-term liability. The Broadcast Group recognized an income tax benefit of $40,000 in 1998 and $20,000 (unaudited) for the six months ended June 30, 1999 as a result of amortization of the deferred tax liability.


 (7)   LEASES

       The Broadcast Group leases certain property and equipment under noncancelable operating lease agreements. Rental expense was approximately $311,000 for the year ended December 31, 1998.

       Future minimum lease payments under noncancelable operating leases are approximately:

                   YEAR ENDING DECEMBER 31:


                   1999                       $  329,000
                   2000                          293,000
                   2001                          231,000
                   2002                          213,000
                   2003                          225,000
                   Thereafter                  1,051,000
                                              ----------
                                               2,342,000
                                              ==========


(8)    SUBSEQUENT EVENTS

       In November 1998, the Partnership entered into an agreement with Citadel Broadcasting Company ("Citadel") to sell the Wicks Radio Group to Citadel for approximately $77 million. The transaction was closed on June 30, 1999.

                             [FAULK & WINKLER LOGO]



                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Citywide Communications, Inc.
Baton Rouge, Louisiana

        We have audited the accompanying consolidated balance sheet of CITYWIDE COMMUNICATIONS, INC. as of December 31, 1998, and the related consolidated statements of operations and accumulated deficit, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CITYWIDE COMMUNICATIONS, INC. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                   /s/ Faulk & Winkler LLC
                                                   ----------------------------
                                                   Certified Public Accountants

Baton Rouge, Louisiana
March 12, 1999 (except for Note 13
      as to which the date is March 19, 1999)




                 6811 Jefferson Highway - Baton Rouge, LA 70806
              Business: (225) 927-9470 - Facsimile: (225) 932-0000
        706 Railroad Avenue - Donaldsonville, LA 70346 - (225) 473-7719
                   An independent member of BKR International

                         CITYWIDE COMMUNICATIONS, INC.
                             Baton Rouge, Louisiana

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1998

                                     ASSETS
CURRENT
     Cash                                                             $    33,051
     Accounts receivable, less allowance for doubtful
       accounts of $485,000                                             1,367,999
     Prepaid expenses and other assets                                     37,064
                                                                      -----------

          Total current assets                                          1,438,114

PROPERTY AND EQUIPMENT - NET                                            1,829,857

INTANGIBLES - NET                                                      10,920,009
                                                                      -----------

          Total assets                                                $14,187,980
                                                                      ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Notes payable                                                    $15,055,940
     Accounts payable                                                   1,142,149
     Accrued interest                                                     122,128
     Accrued expenses and other                                           117,379
     Income and franchise taxes payable                                   258,653
                                                                      -----------

          Total current liabilities                                    16,696,249

DEFERRED OBLIGATIONS                                                    1,654,343
                                                                      -----------

          Total liabilities                                            18,350,592
                                                                      -----------

STOCKHOLDERS' DEFICIT
     Common stock, no par value
          Class A voting, 8,000 shares authorized,
               1,028 shares issued and outstanding                          1,100
          Class B non-voting, 2,000 shares authorized,
               254 shares issued and outstanding                        3,780,000
     Less treasury stock (warrants)                                    (1,778,519)
     Accumulated deficit                                               (6,165,193)
                                                                      -----------

          Total stockholders' deficit                                  (4,162,612)
                                                                      -----------

          Total liabilities and stockholders' deficit                 $14,187,980
                                                                      ===========

         The accompanying notes to consolidated financial statements are an integral part of this financial statement.

                         CITYWIDE COMMUNICATIONS, INC.
                             Baton Rouge, Louisiana

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the year ended December 31, 1998

REVENUES
     Broadcasting                                                     $ 8,035,132
     Agency commissions                                                  (783,020)
     Trade                                                               (215,809)
     Other                                                                 79,131
                                                                      -----------

          Net revenues                                                  7,115,434
                                                                      -----------

OPERATING EXPENSES
     Technical                                                             51,616
     Programming                                                        1,811,302
     Sales                                                              1,136,512
     General and administrative                                         2,798,932
                                                                      -----------

          Total operating expenses                                      5,798,362
                                                                      -----------

          Income from operations                                        1,317,072

OTHER EXPENSES
     Depreciation and amortization                                      1,343,598
     Interest                                                           2,029,551
     Loss on sale of fixed assets                                          55,017
                                                                      -----------

          Net loss                                                     (2,111,094)

ACCUMULATED DEFICIT
     Beginning of year                                                 (4,054,099)
                                                                      -----------

     End of year                                                      $(6,165,193)
                                                                      ===========

        The accompanying notes to consolidated financial statements are an integral part of this financial statement.

                         CITYWIDE COMMUNICATIONS, INC.
                             Baton Rouge, Louisiana

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                      For the year ended December 31, 1998


                                          CAPITAL STOCK                                                 TOTAL
                                   -------------------------------   ACCUMULATED      TREASURY      STOCKHOLDERS'
                                       SHARES          AMOUNT          DEFICIT          STOCK          DEFICIT
                                   --------------- --------------- --------------- --------------- ---------------
BALANCE, DECEMBER 31, 1997                   1,282      $3,781,100    $(4,054,099)    $(1,778,519)    $(2,051,518)
Net loss                                        --              --     (2,111,094)              --     (2,111,094)
                                   --------------- --------------- --------------- --------------- ---------------
BALANCE, DECEMBER 31, 1998                   1,282      $3,781,100    $(6,165,193)    $(1,778,519)    $(4,162,612)
                                   =============== =============== =============== =============== ===============




               The accompanying notes to financial statements are
                  an integral part of this financial statement.

                         CITYWIDE COMMUNICATIONS, INC.
                             Baton Rouge, Louisiana

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                   $(2,111,094)
     Adjustments to reconcile net loss to net
     cash provided by operating activities:
          Depreciation and amortization                           1,343,598
          Allowance for doubtful accounts                           255,604
          Loss on sale of fixed assets                               55,017
          Deferred obligations charges                              701,753
          Operating assets and liabilities:
               Accounts receivable                                 (476,142)
               Prepaid expenses                                      15,230
               Accounts payable                                      65,879
               Accrued expenses and liabilities                     263,636
                                                                ------------
          Net cash provided by operating activities                 113,481
                                                                ------------


CASH FLOWS FROM INVESTING ACTIVITIES
     Property and equipment acquisitions                            (23,410)
     Proceeds from sale of property and equipment                       200
                                                                ------------
          Net cash used by financing activities                     (23,210)
                                                                ------------


CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of long term debt                        80,893
     Repayments of long-term debt                                  (217,862)
     Decrease in stockholder loans                                  (21,868)
                                                                ------------
          Net cash used by financing activities                    (158,837)
                                                                ------------
          Net decrease in cash                                      (68,566)


CASH
     Beginning of period                                            101,617
                                                                ------------
     End of period                                              $    33,051
                                                                ============



        The accompanying notes to consolidated financial statements are an integral part of this statement.

                          CITYWIDE COMMUNICATIONS, INC.
                             Baton Rouge, Louisiana

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND OPERATIONS

         Citywide Communications, Inc. (the Company) and its wholly-owned subsidiaries, Citywide Broadcasting Corporation (CBC), Citywide Broadcasting Corporation of Lafayette, Inc. (CBL), Southern Communications, Inc. (SCI), and WXOK, Inc., operate nine radio stations throughout south-central Louisiana. The Company grants credit to qualified customers and generally requires no collateral from its customers.

         Revenues arise from the sale of advertising time. Advertising rates are based on the estimated size of the audience during specified broadcasting periods. Expenses of the Company include programming, technical, selling, general and administrative, and corporate.

         PRINCIPLES OF CONSOLIDATION

         The financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used primarily when accounting for allowance for doubtful accounts, depreciation, amortization and income taxes.

         BASIS OF ACCOUNTING

         The Company's financial statements have been prepared in accordance with generally accepted accounting principles on a going concern basis.

         These principles contemplate the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has significant debt obligations and has experienced shortages of cash that have prevented timely payment of certain operating expenses. At December 31, 1998, the Company was not in compliance with certain terms of its long-term debt agreements. Accordingly, the Company was in default on its senior debt and certain payments for notes payable have been deferred. See Notes 5 and 6.

         During 1998, the Company's stockholders and warrant holders approved the sale of their interest in the Company. The effect of the sale will be to retire obligations of the Company and redeem the interests of the current stockholders and warrant holders. See Notes 2 and 13.

         CASH AND CASH EQUIVALENTS

         Cash, for purposes of the statement of cash flows, consists of cash on hand and demand deposit accounts. The Company has no cash equivalents at December 31, 1998. At times during the year, the Company maintains bank accounts in excess of the FDIC insured limits. Management believes that the risk is limited.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The allowance for doubtful accounts is based on management's evaluation of the collectibility of outstanding accounts receivable.

         PROPERTY, EQUIPMENT AND DEPRECIATION

         Property and equipment are stated at cost. Expenditures for additions, major renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred. Depreciation is computed on both straight-line and accelerated methods for income tax and financial reporting purposes over the estimated useful lives of the assets.

         INTANGIBLES AND AMORTIZATION

         Intangible assets have been recorded at acquisition cost and are being amortized on the straight-line method over their estimated useful lives.

         TRADE-OUT TRANSACTIONS

         The Company enters into agreements in which advertising time is traded for various products or services. Trade-out transactions are reported at normal advertising rates in effect.

         INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of cash, receivables and accounts payable approximate fair value due to the short-term maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on the current rates offered for debt of comparable maturities and collateral requirements. None of the financial instruments are held for trading purposes.

         ADVERTISING

         The Company incurred $71,890 in advertising costs during 1998. The Company expenses advertising costs as incurred.

NOTE 2 - SALE OF EQUITY INTEREST

         In November 1998, the stockholders and warrant holders of the Company reached an agreement to sell their equity interest to Citadel Broadcasting Company. Under terms of the sale, the amount received by the equity holders was based on the fair market value of the radio properties and other corporate assets with reduction for the retirement of debt and certain other obligations.

         Regulatory consent by the Federal Communications Commission to the transfer of control of the broadcasting licenses has been secured. The closing of the transaction is scheduled to occur in March 1999.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment, related service lives and accumulated depreciation are as follows:

                                                             Estimated
                                                           Service Lives
                                                           -------------
          Used in operations:
              Land                                                    --           $   306,195
              Building and improvements                     5 - 39 years               825,253
              Equipment - engineering                        5 - 7 years             5,629,275
              Equipment - office                             5 - 7 years               777,216
              Vehicles                                           5 years                73,477
                                                                                   -----------
                                                                                     7,611,416
              Less accumulated depreciation                                         (5,944,454)
                                                                                   -----------
                                                                                     1,666,962

          Not used in operations:
              Land and building, net of accumulated
                 depreciation of $14,893                                               162,895
                                                                                   -----------
                                                                                   $ 1,829,857
                                                                                   ===========

         Depreciation expense amounted to $357,246 for 1998. The property is pledged to secure notes payable of the Company.

         Land and buildings not used in operations are available for sale; therefore, depreciation has not been computed for such property. This classification is the result of the duplication of office facilities from (1) the acquisition of WXOK-AM radio station and (2) the relocation of the Company's office to leased facilities as described in
         Note 12.

         Certain telephone equipment of $20,656 is accounted for under a capital lease. Amortization of equipment under capital lease obligations of $2,955 is included in depreciation expense.

NOTE 4 - INTANGIBLES

         Intangible assets consisted of the following:

                                               Estimated Life         1998
                                              ----------------    --------------
         Costs in excess of net assets
          acquired                              12-30 years        $12,442,581
         Organizational costs                       5 years            586,905
         Deferred loan fees                         5 years          1,289,013
                                                                  --------------
                                                                    14,318,499

         Less accumulated amortization                              (3,398,490)
                                                                  --------------
                                                                   $10,920,009
                                                                  ==============

         Amortization expense amounted to $986,352 for 1998.

NOTE 5 - NOTES PAYABLE

         At December 31, 1998, the Company's indebtedness, in order of subordination, is summarized as follows:


         Senior note payable to Finova Capital
         Corporation, in the amount of $10,450,000,
         bearing interest only at Citibank prime
         plus 2.5% (or 10.25% at December 31, 1998)
         until January 1998, maturing October 31,
         2001, secured by a first lien on all assets,
         a collateral stock pledge of 100% of the
         voting common stock, and the continuing
         guarantees of two stockholders of the company.
         Quarterly installments of $187,500 commence in
         1998 and increase annually to $350,000 in 2001.
         The Company deferred three payments in 1998.              $10,262,500

         Subordinated (#1) notes payable bearing
         interest at 12%, payable interest only, a
         balloon note due at the maturity date of
         December 15, 2001, secured by a lien on all
         assets, a collateral stock pledge of 100%
         of the voting common stock, and the continuing
         guarantees of two stockholders of the Company,
         subordinate only to the senior note payable.
         Interest payments have been deferred on these
         obligations since March 1, 1997, which results
         in an additional 2% interest and a 5% penalty
         on delinquent installments. See Note 6.                     2,200,000

         Subordinated (#2) notes payable bearing
         interest at 12-14%, payable interest only,
         a balloon note due at the maturity date of
         December 15, 2001, secured by a lien on all
         assets, a collateral stock pledge of 100% of
         the voting common stock, and the continuing
         guarantees of two stockholders of the Company,
         subordinate to the senior note payable and
         subordinated notes payable #1. Interest payments
         have been deferred on these obligations since
         March 1, 1997, which results in an additional 2%
         interest and a 5% penalty on delinquent
         installments. See Note 6.                                     840,360

         Purchase warrant (#1) notes payable dated
         December 13, 1996, in the original amounts
         totaling $1,195,449, bearing interest at a
         below market rate of 8%, payable interest only
         until computed principal payments commence in
         1998, remaining principal balloon note due at the
         maturity date of December 15, 2001, secured by
         a lien on all assets, a collateral stock pledge
         of 100% of the voting common stock, and the
         continuing guarantees of two stockholders of the
         Company, subordinate to the senior note payable
         and subordinated note holders #1 and #2. The
         obligation has been discounted to present value
         utilizing an imputed interest rate of 12%. Interest
         payments have been deferred on these obligations
         since March 1, 1997. See Note 6.                            1,080,605

         Purchase warrant (#2) notes payable dated
         December 13, 1996, in the original amounts
         totaling $830,735, bearing interest at a below
         market rate of 2.5%, no scheduled payments until
         interest and principal balloon payment due at
         the maturity date of December 15, 2001, subordinate
         to the senior note payable, subordinated note
         holders #1 and #2, and warrant note holders #1.
         The obligation has been discounted to present
         value utilizing an imputed interest rate of 12%.
         Interest payments have been deferred on these
         obligations since March 1,1997. See Note 5.                   623,680

         Notes payable (3) at 12% per annum, payable in
         monthly installments of $1,295, including interest
         maturing in April 2001, and secured by three vehicles.         31,233

         Lease payable dated March 27, 1998, in the amount of
         $20,686, payable in 60 monthly installments of $474.50,
         imputed interest at 13.3% per annum, secured by telephone
         equipment.                                                     17,562
                                                                  ------------
         Total                                                     $15,055,940
                                                                  ============

         The loan agreements with Finova Capital Corporation ("Finova") concerning the senior note payable contain various restrictive covenants primarily preventing the Company from incurring additional indebtedness, additional liens on property, entering into business combinations, and disposing of any assets. Further, the Company is required to maintain specified ratios and cash flow amounts.

         At December 31, 1998, the Company was in default on certain debt covenants primarily concerning operating, cash flow and debt service ratio requirements. The Company did not secure waivers from Finova for its violations; therefore all notes payable have been classified as current.

         As a result of its default on the Finova debt, debt service payments on certain subordinated debt (subordinated #1, 2 and warrant #1) is deferred. The terms of the subordinated debt provide for additional compensation of interest and warrants to such creditors. See Note 7.

NOTE 6 - DEFERRED OBLIGATIONS

         INTEREST

         Under the terms of the subordinated and warrant notes, monthly payments are deferred while the Company is in default on its senior note payable. While payments are deferred, an additional 2% interest charge is computed on the outstanding principal and a 5% late payment penalty on the delinquent payments are accrued on the subordinated notes payable #1 and #2.

         The Company has not made monthly payments since March 1, 1997, on their subordinated and warranty notes payable. Approximately $1,089,600 is due to the note holders as of December 31, 1998, payment of which is deferred to December 2001.

         SUCCESS FEE

         The Company incurred an obligation for a "success fee" with the origination of credits provided by Finova. The fee is considered to be earned on the credit's closing date and payable on the earlier of the maturity date, October 31, 2001, or the date of the prepayment, in full, of the principal balance. The obligation amounts to $800,000 at maturity and has been discounted to present value utilizing an imputed interest rate of 12%.

NOTE 7 - COMMON STOCK

         CLASS B COMMON STOCK

         Class B common stock was issued to Finova in connection with the purchase of Southern Communications, Inc. A stock purchase agreement permits Finova to request the redemption of all or a portion of its stock by the Company from December 13, 2001, through December 13, 2007. The redemption price is to be based on the aggregate fair market value of the Company as determined by appraisal. No provision has been made in the financial statements for such redemption.

         Furthermore, under the terms of the agreement, the relative percentage of stock issued to Finova is to remain at its current level. Accordingly, the Company is required to issue 182 additional shares without consideration in connection with the sale in 1999.

         In March 1999, Finova sold its stock holdings as part of the sale agreement with Citadel Broadcasting Company. See Note 13.

         COMMON STOCK WARRANTS

         In connection with the terms of financing the subordinated #1, #2 and warrant #1 notes payable as discussed in Note 5, the Company issued stock purchase warrants. Under the terms of those agreements, the creditors of the subordinated #1, #2 and warrant #1 notes payable are entitled to additional stock purchase warrants for each quarter that debt service is deferred. Accordingly, the outstanding warrants provide for the purchase of 736.091 (33.46%) shares of stock.

         The purchase price of the warrants is nominal. The warrants are exercisable through the last day of the sixth year after the maturity date. At maturity, the lenders have the right to put the warrants on the underlying stock at fair market value. Concurrently, the Company has the right to call such securities provided all indebtedness has been paid in full.

         In March 1999, the warrant holders purchased stock of the Company and sold their interest to Citadel Broadcasting Company. See Note 13.

NOTE 8 - PROVISION FOR INCOME TAXES

         The tax effects of temporary timing differences that create deferred income tax assets are as follows:

                                                                    1998
                                                                 ---------

         Bad debt allowance                                       $194,000
         Depreciation                                                  600
         Amortization                                              215,800
                                                                 ---------
         Deferred income tax assets                                410,400

         Deferred income tax assets valuation allowance           (410,400)
                                                                 ---------
         Deferred income tax assets                               $     --
                                                                 =========

          The income tax benefit is different from that which would be computed by applying the applicable income tax rates to income before taxes as follows:

                                                                 1998
                                                              ---------
          Tax benefit at statutory rate                       $ 667,900
          Depreciation                                              200
          Bad debt allowance                                   (102,300)
          Amortization                                           20,200
          Net operating loss carryforward                      (516,200)
          Recognition of deferred income tax asset                   --
          Others - primarily non-deductible expenses            (69,800)
                                                              ---------

          Income tax benefit                                  $      --
                                                              =========

          The Company has net operating loss carryforwards ($2,490,000 on a consolidated basis and $3,759,000 on a pre-consolidation basis for
          SCI) that will expire from 2009 to 2013.

NOTE 9 -  NONMONETARY TRANSACTIONS

          The Company has nonmonetary transactions included in revenues and expenses that arise from advertising time traded for goods and services. The transactions are recorded when advertisement is aired or when goods and services are received. Nonmonetary transactions were $215,809 in 1998.

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

          The Company made cash payments for interest of $1,200,300 in 1998. No cash payments were made for income taxes in 1998.

          The Company has a non-cash financing transaction relating to the acquisition of a lease in the amount of $20,686 in 1998.

NOTE 11 - RELATED PARTIES

          Accounts receivable of $2,843 is due from a stockholder as of December 31, 1998.

          The senior credit, as described in Note 5, is payable to Finova, a non-voting stockholder of the Company.

          The Company transferred two partially depreciated vehicles during 1998 to two major stockholders. The sale resulted in a loss of approximately $55,000.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

          OPERATING LEASES - LESSEE

          The Company is committed as a lessee under several operating leases for the office premises and certain movable property as follows:

          1. Land and building for WIBR-AM. The lease is payable monthly at $3,600 per month until July 31, 2001, at which time the lease will run month to month. The Company is responsible for all property taxes, insurance, reasonable repairs and maintenance, and approved alterations.

          2. Land and building for the corporate office. The lease is payable monthly at $5,833 per month until September 30, 2001. The Company is responsible for all property taxes, insurance, reasonable repairs and maintenance, and approved alterations.

          3. Land for the WXOK transmitter site. The lease is payable monthly at $4,302 per month through February 1998, then adjusted annually using the CPI until December 31, 2006. The Company is responsible for all property taxes, insurance, reasonable repairs and maintenance, and approved alterations.

          4. Land for the KFXZ transmitter site. The lease is payable monthly at approximately $417 per month with the rate based on the CPI adjusted annually until June 30, 2000. The Company is responsible for all property taxes, insurance, reasonable repairs and maintenance, and approved alterations.

          5. Land and building for an office in Lafayette at $6,841 per month until August 31, 2007. The Company is responsible for all property taxes, insurance, reasonable repairs and maintenance, and approved alterations.

          6. Telephone equipment for the corporate office in Baton Rouge at $956 per month until October 2000.

          7. Various lease agreements (3) for tower and transmitter sites ranging from 5 to 40 years and payable at $2,000 to $4,875 per year.

          The following is a summary of all future minimum lease payments for the Company as of December 31, 1998:

          1999          $  282,873
          2000             283,807
          2001             227,289
          2002             146,800
          2003             147,353
          Thereafter       648,608
                        -----------
                        $1,736,730
                        ===========

          Rent expense was $279,882 for the year ended December 31, 1998.

          OPERATING LEASES - LESSORS

          The Company is also lessor under multiple operating lease agreements for transmitter space on its towers. The terms of these leases are approximately three to five years, payable monthly in amounts ranging from $300 to $900 per month. Upon maturity, the leases run month to month. Future annual lease income from these leases is approximately $38,700.

          Rental income, under non-cancelable leases, was approximately $22,300 for the year ended December 31, 1998.

          LITIGATION

          The Company is involved in a lawsuit concerning copyright infringement relating to unpaid license fees with ASCAP. The Company has offered a settlement on the suit. At December 31, 1998, the Company recorded approximately $323,000 as accounts payable due to ASCAP.

          The Company is involved in a lawsuit arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such lawsuit would not be material to the Company's financial position.

          ENVIRONMENTAL

          The Company has an above ground fuel tank with no containment facilities to prevent a spill. In addition, the Company has an abandoned high voltage capacitor, which must be properly disposed of. Management believes these compliance issues will not have a material adverse effect on the financial condition or reported results of operations of the Company.

NOTE 13 - SUBSEQUENT EVENT

          On March 17, 1999, the stockholders, inclusive of warrant holders, of the Company consummated the transfers of their investment in the Company to Citadel Broadcasting Company.

                                                  [COLE & REED, P.C. LETTERHEAD]



                          Independent Auditors' Report



Board of Managers
Caribou Communications Co.
Oklahoma City, Oklahoma


We have audited the accompanying balance sheets of Caribou Communications Co. (an Oklahoma General Partnership) as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caribou Communications Co. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             /s/ COLE & REED P.C.
                                             --------------------

Oklahoma City, Oklahoma
February 12, 1999

BALANCE SHEETS


CARIBOU COMMUNICATIONS CO.



                                                                                December 31
                                                                            1998           1997
                                                                            ----           ----
ASSETS

CURRENT ASSETS
  Cash                                                                 $   177,865     $    20,174
  Accounts receivable, net of allowance for doubtful
     accounts of $47,038 for 1998 and $76,863 for 1997                   1,831,835       1,293,589
  Inventories                                                                7,264          19,332
  Prepaid expenses and other current assets                                201,901         138,437
  Deposit in escrow                                                        350,000         500,000
                                                                       -----------     -----------
                                    TOTAL CURRENT ASSETS                 2,568,865       1,971,532

NET PROPERTY AND EQUIPMENT                                               1,446,399       1,379,265

OTHER ASSETS
  Deposits                                                                   9,061           8,961
  Intangible assets                                                     13,428,710       8,837,007
                                                                       -----------     -----------
                                                                        13,437,771       8,845,968
                                                                       -----------     -----------

                                                                       $17,453,035     $12,196,765
                                                                       ===========     ===========

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                     $   313,471     $   136,739
  Accrued expenses                                                         592,866         369,211
  Payroll taxes payable                                                     62,807          50,415
  Current portion of long-term debt                                        685,000         975,000
                                                                       -----------     -----------
                                    TOTAL CURRENT LIABILITIES            1,654,144       1,531,365

LONG-TERM DEBT                                                           8,719,072       6,453,168

PARTNERS' EQUITY                                                         7,079,819       4,212,232
                                                                       -----------     -----------

                                                                       $17,453,035     $12,196,765
                                                                       ===========     ===========

See notes to financial statements.

STATEMENTS OF OPERATIONS


CARIBOU COMMUNICATIONS CO.

                                                                        Year Ended
                                                                       December 31
                                                                  1998             1997
                                                                  ----             ----
REVENUES
  KATT-FM                                                      $ 3,705,522      $3,245,684
  KYIS-FM                                                        2,197,300       1,589,118
  KTNT-FM                                                        1,047,819       1,144,209
  KNTL-FM                                                        1,013,871              --
  Other revenue                                                    285,381         356,482
                                                               -----------      ----------
                                         TOTAL REVENUES          8,249,893       6,335,493

OPERATING EXPENSES
  Program expenses                                               2,705,578       2,027,569
  Technical expenses                                               323,779         274,441
  Sales expenses                                                 2,021,146       1,368,604
  Advertising and promotion                                        245,123         296,802
  KATT products                                                     74,891          49,360
  Corporate expenses                                               713,161         477,216
  General and administrative                                       884,418         786,424
  Loan fees                                                        200,904         217,646
  Amortization expense                                           1,019,607         766,740
  Depreciation expense                                             395,455         406,256
                                                               -----------      ----------
                                                                 8,584,062       6,671,058
                                                               -----------      ----------
                                   LOSS FROM OPERATIONS           (334,169)       (335,565)

OTHER EXPENSE
  Interest expense                                                 787,732         634,221
  Miscellaneous expense                                             10,512          25,075
                                                               -----------      ----------
                                                                   798,244         659,296
                                                               -----------      ----------

                                               NET LOSS        $(1,132,413)     $ (994,861)
                                                               ===========      ==========


See notes to financial statements.

STATEMENTS OF CHANGES IN PARTNERS' EQUITY


CARIBOU COMMUNICATIONS CO.



                                                      CAT               Desert
                                                Communications,     Communications
                                                     Inc.              III, Inc.            Total
                                                ---------------     --------------          -----
Partners' equity at January 1, 1997               $3,020,114          $2,186,979         $ 5,207,093

Net loss                                            (577,019)           (417,842)           (994,861)
                                                  ----------          ----------         -----------

Partners' equity at December 31, 1997              2,443,095           1,769,137           4,212,232

Capital contribution                               2,320,000           1,680,000           4,000,000

Net loss                                            (656,800)           (475,613)         (1,132,413)
                                                  ----------          ----------         -----------

Partners' equity at December 31, 1998             $4,106,295          $2,973,524         $ 7,079,819
                                                  ==========          ==========         ===========


See notes to financial statements.

STATEMENTS OF CASH FLOWS


CARIBOU COMMUNICATIONS CO.



                                                                                    Year Ended
                                                                                    December 31
                                                                             1998                1997
                                                                             ----                ----
OPERATING ACTIVITIES
  Net loss                                                             $(1,132,413)          $(994,861)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Bad debt expense                                                      79,125              65,633
      Depreciation                                                         395,455             406,256
      Amortization                                                       1,019,607             766,740
      Loan fees expense                                                    200,904             217,646
      Increase in accounts receivable                                     (617,371)           (135,634)
      (Increase) decrease in inventories                                    12,068              (4,188)
      Increase in prepaid expenses and other assets                        (63,564)            (65,701)
      Increase (decrease) in accounts payable
        and accrued expenses                                               403,520            (170,144)
                                                                       -----------           ---------
                        NET CASH PROVIDED BY OPERATING ACTIVITIES          297,331              85,747

INVESTING ACTIVITIES
  Purchases of property and equipment                                     (154,989)            (68,770)
  Cash paid for the purchase of KNTL-FM
    and SportsTalk net assets                                           (5,909,651)                 --
  Cash paid for intangible assets                                               --             (23,195)
  Net receipt (payment) of earnest money from (to) escrow agent            150,000            (500,000)
                                                                       -----------           ---------
                            NET CASH USED IN INVESTING ACTIVITIES       (5,914,640)           (591,965)

FINANCING ACTIVITIES
  Proceeds from long-term debt                                           3,269,608             750,000
  Payments on long-term debt                                            (1,494,608)           (280,000)
  Capital contribution by partners                                       4,000,000                  --
                                                                       -----------           ---------
                        NET CASH PROVIDED BY FINANCING ACTIVITIES        5,775,000             470,000
                                                                       -----------           ---------

                                      INCREASE (DECREASE) IN CASH          157,691             (36,218)

CASH AT BEGINNING OF YEAR                                                   20,174              56,392
                                                                       -----------           ---------

CASH AT END OF YEAR                                                    $   177,865           $  20,174
                                                                       ===========           =========


See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

CARIBOU COMMUNICATIONS CO.

December 31, 1998


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Company's Business: Caribou Communications Co. (the "Partnership") is an Oklahoma General Partnership, organized to engage in the radio broadcasting business through the control and operation of KATT-FM, KYIS-FM, KTNT-FM, and KNTL-FM radio stations in Oklahoma City. The Partnership was organized on December 29, 1994 and started business on January 1, 1995. The Partnership's corporate offices are located in Denver, Colorado, and operations facilities are located in Oklahoma City, Oklahoma.

Financial Statement Presentation: The Partnership prepares its financial statements in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Partnership Formation: The Partnership was formed through the contributions of substantially all of the respective properties and assets at the appraised values, subject to substantially all of the respective liabilities and obligations of Cat Communications, Inc. ("CAT") and Desert Communications III, Inc. ("DCI") to the capital account of the Partnership having an aggregate net asset value of $6,769,378 on December 29, 1994. The Partnership equity was divided $3,926,239 (58%) to CAT and $2,843,139 (42%) to DCI. Earnings and losses of the Partnership are divided based on the aforementioned percentages.

Inventories: Inventory is valued at lower of cost or market using the first-in, first-out (FIFO) cost flow assumption. Inventory consists of merchandise with the radio stations' logos. These items are sold through area record stores or given away to the public for promotional purposes.

Property and Equipment: Property and equipment is recorded at cost and depreciated by the straight-line method over the estimated useful life of the assets. When assets are sold or retired, the costs and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Advertising Costs: All advertising costs of the Partnership are expensed as incurred.

Income Taxes: No provision for income taxes is made in the financial statements because, as a Partnership, any income or loss is included in the tax returns of the partners. For income tax purposes, income or loss allocated to the partners shall consider the effect of the difference in the basis of assets contributed for income tax purposes and the amounts recorded for financial statement purposes.

Concentration of Credit: Financial instruments which potentially subject the Partnership to concentrations of credit risk consist primarily of trade receivables. Such credit risk is considered by management to be limited due to the large number of customers comprising the Partnership's customer base. Generally, the Partnership does not require collateral or other security to support customer accounts receivable.

CARIBOU COMMUNICATIONS CO.


December 31, 1998



NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Concentration of Credit--continued: The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership does not believe there is a significant risk of loss to these deposits.


NOTE B--PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                             December 31,      December 31,
                                                 1998              1997
                                             ------------      ------------
   Land                                       $   30,000        $   25,000
   Buildings                                     167,200            17,200
   Automobiles                                    40,806            40,806
   Computers and office equipment                162,432           151,643
   Furniture and fixtures                        342,813           302,075
   Leasehold improvements                        508,635           497,337
   Studio and technical equipment                866,609           739,995
   Tower and transmitter equipment               688,410           570,260
                                              ----------        ----------
                                               2,806,905         2,344,316
   Less accumulated depreciation               1,360,506           965,051
                                              ----------        ----------

                                              $1,446,399        $1,379,265
                                              ==========        ==========


NOTE C--LONG-TERM DEBT

The following is a summary of long-term debt at December 31, 1998 and 1997:

                                                            1998         1997
                                                            ----         ----
  Note payable (A) to Finova Capital Corporation,
  payable in monthly installments beginning June 1,
  1997, bearing interest at 1% above the prime rate,
  secured by all assets of the Partnership              $2,430,000    $2,640,000

  Note payable (B) to Finova Capital Corporation,
  payable in monthly installments beginning June 1,
  1997, bearing interest at 1% above the prime rate,
  secured by all assets of the Partnership               2,225,000     2,490,000

CARIBOU COMMUNICATIONS CO.


December 31, 1998


NOTE C--LONG-TERM DEBT--Continued)

                                                            1998         1997
                                                            ----         ----
  Note payable (C) to Finova Capital Corporation,
  payable upon closing of the KNTL Purchase (Note
  H), bearing interest at 1% above the prime rate,
  secured by all assets of the Partnership. Paid
  in full in 1998                                       $       --    $  500,000

  Note payable (D) to Finova Capital Corporation, due
  January 31, 2000, bearing interest at 1% above the
  prime rate, secured by all assets of the Partnership   2,000,000            --

  Note payable (E) to Finova Capital Corporation, due
  January 31, 2000, bearing interest at 1% above the
  prime rate, secured by all assets of the Partnership     500,000            --

  Borrowing against a $1,500,000 revolving line of
  credit with Finova Capital Corporation, payable in
  monthly installments beginning June 1, 1997, bearing
  interest at 1% above the prime rate, secured by all
  assets of the Partnership                              1,500,000     1,250,000

  Accrued and unpaid loan fees, payable to Finova
  Capital Corporation, due January 31, 2000, secured
  by all assets of the Partnership                         749,072       548,168
                                                        ----------    ----------
                                                         9,404,072     7,428,168
  Less current maturities                                  685,000       975,000
                                                        ----------    ----------

                                                        $8,719,072    $6,453,168
                                                        ==========    ==========

The notes payable and line of credit, except for Notes (D) and (E), are payable in 31 consecutive monthly installments commencing on June 1, 1997. The debt matures with a balloon payment due January 31, 2000. Currently, accrued interest is being paid on a monthly basis. The combined monthly principal payments on note payable (A) and the line of credit are payable as follows:

    June 1, 1997 to March 1, 1998       $15,000
    April 1, 1998 to February 1, 1999    20,000
    March 1, 1999 to January 1, 2000     25,000
    January 31, 2000                     Full payment of remaining principal

CARIBOU COMMUNICATIONS CO.

December 31, 1998


NOTE C--LONG-TERM DEBT--Continued

The monthly principal payments on note payable (B) are payable as follows:


     June 1, 1997 to March 1, 1998         $20,000
     April 1, 1998 to February 1, 1999      25,000
     March 1, 1999 to January 1, 2000       30,000
     January 31, 2000                       Full payment of remaining principal

Loan fees of $950,000 are being accrued at $16,742 per month through December 1, 1999. Full payment is due January 31, 2000.

In addition, the Partnership will pay a "recapture amount" following the end of each year upon the demand of the lender. The "recapture amount" is equal to 50% of excess cash flows (as defined in the debt agreement) for the preceding year, and reduces the principal payments due on the long-term debt. However, the "recapture amount" will not be made or will be reduced to the extent necessary so that the Partnership's cash on hand plus the outstanding amount available on the line of credit will not be less than $300,000. There were no excess cash flows at December 31, 1998 and 1997 and, therefore, no recapture amount is due.

The loan agreement, dated December 29, 1994 (as amended), requires the Partnership to maintain certain financial ratios and other covenants.

Finova Capital Corporation is a related party in that it owns 100% of Desert Communications III, Inc., which owns a 42% interest in the Partnership.

Long-term debt of $685,000 matures in 1999, with the remaining $8,719,072 due in 2000.

Interest payments in 1998 and 1997 totaled $716,982 and $634,221, respectively.


NOTE D--INTANGIBLE ASSETS

Goodwill consists of: (1) the difference between the appraised fair market value of the KATT-FM and KYIS-FM radio stations under a hypothetical scenario of the stations operating as a duopoly in the Oklahoma City radio market and the fair market values of the stations' assets at the date of the Partnership agreement, (2) the excess of the purchase price over the net assets of the KTNT-FM and KNTL-FM stations, and (3) the entire purchase price of SportsTalk Communications L.L.C. Goodwill and the FCC License are being amortized over fifteen years using the straight-line method.

Organization costs of the Partnership have been capitalized and are being amortized over five years using the straight-line method.

CARIBOU COMMUNICATIONS CO.

December 31, 1998

NOTE D--INTANGIBLE ASSETS--Continued

Intangible assets at December 31, 1998 and 1997 are summarized as follows:

                                                                1998                1997
                                                            -----------         -----------
          Goodwill                                          $11,943,897         $ 6,332,587
          FCC License                                         4,261,002           4,261,002
          Organization costs                                    309,698             309,698
                                                            -----------         -----------
                                                             16,514,597          10,903,287
          Less accumulated amortization                       3,085,887           2,066,280
                                                            -----------         -----------
                                                            $13,428,710         $ 8,837,007
                                                            ===========         ===========

Total amortization provided for in 1998 and 1997 was $1,019,607 and $766,740, respectively.


NOTE E--OPERATING LEASES

As of December 31, 1998, the Partnership is leasing office space, certain equipment, and computer software under various noncancelable operating leases. Rental expense for the years ended December 31, 1998 and 1997 was approximately $341,000 and $278,000, respectively.

Approximate future minimum lease payments required under these operating leases are as follows:

          1999                                              $  266,000
          2000                                                 231,000
          2001                                                 227,000
          2002                                                 231,000
          2003                                                 242,000
          Thereafter                                           587,000
                                                            ----------

                                                            $1,784,000
                                                            ==========


NOTE F--TRADE TRANSACTIONS

In accordance with accounting practices in the broadcast industry, trade transactions (the exchange of unsold advertising time for products or services) are recorded at the Partnership's standard rates for air time at the time the spot is broadcast, net of expenses of the same amount representing the value of the products or services received. Such transactions approximated $555,000 and $487,000 for the years ended December 31, 1998 and 1997, respectively.

CARIBOU COMMUNICATIONS CO.

December 31, 1998

NOTE G--RESERVED NET PROFITS AGREEMENT

On November 28, 1995, the Board of Managers approved a Reserved Net Profits Agreement for key employees and consultants of the Partnership. The Reserved Net Profit Amount would equal twenty-five percent of the difference on the termination date of the Partnership between the value of the Partnership's business and the capital invested by the Partners, including interest at the rate of 6.4% per annum on such capital compounded annually from January 1, 1995, up to $8 million plus twelve and one-half percent of any amounts over $8 million. The Board also authorized the President of the Partnership to allocate the Reserved Net Profits among the key employees and consultants of the Partnership as he, in his sole discretion, deems appropriate.

The term "value of the business" means the business sales price plus the net current assets of the Partnership on the termination date less the legal and brokerage expenses incurred from the sale of the assets and the Partnership's long-term liabilities and deferred loan fees.

The Agreement also provides a means for calculating the Net Profit Amount if one of the key employees or consultants dies, becomes permanently disabled, or ceases to be an employee of the Partnership after December 31, 2004. In these circumstances, the "value of the business" would be ten times the Partnership's trailing twelve month's cash flow (as defined) less three percent for cost of sale.

NOTE H--STATION AND OTHER ACQUISITIONS

On May 4, 1998, the Partnership acquired substantially all of the assets of the KNTL-FM radio station ("KNTL") from Bott Communications, Inc. ("Bott"). For financial statement purposes, the acquisition was accounted for as a purchase and, accordingly, KNTL's results of operations are included in the financial statements since the date of acquisition. The aggregate purchase price was approximately $5,890,000, which includes costs of acquisition. The aggregate purchase price, which was financed primarily through capital contributions from the partners and note from Finova Capital Corporation (see Note C), has been allocated to the assets of KNTL, based on their respective estimated fair market values. The excess of the purchase price over assets acquired approximated $5,050,000 and is being amortized over fifteen years (see Note D).

On January 14, 1998, the Partnership signed an agreement with SportsTalk Communications L.L.C. to acquire all of its assets, including its sports talk format, for $530,000, plus incentives. This format began broadcasting on KNTL-FM on January 17, 1998 through a time brokerage agreement with Bott. The transaction closed on May 4, 1998. The total cost of $560,000 is considered goodwill for financial statement purposes, and is being amortized over fifteen years (see Note D).

CARIBOU COMMUNICATIONS CO.

December 31, 1998

NOTE I--COMMITMENTS AND CONTINGENCIES

On July 22, 1998, the Partnership agreed to purchase WWLS-AM radio station from Fox Broadcasting Co., Inc. ("Fox") for $3,500,000. In connection with this purchase, the Partnership deposited earnest money with an escrow agent in the amount of $350,000. At December 31, 1998, the purchase was awaiting approval of the Federal Communications Commission. Approval was subsequently granted and closing of the purchase occurred on January 7, 1999.

Concurrent with the purchase agreement, the Partnership entered into a time brokerage agreement with Fox effective July 22, 1998. The agreement provides that the Partnership will serve as the exclusive sales agent for WWLS-AM. As compensation, the agreement calls for the Partnership to pay Fox $13,000 per month. The agreement is effective through July 31, 1999, or until the terms of the aforementioned purchase are completed.

NOTE J--OTHER RELATED PARTY TRANSACTIONS

Effective January 1, 1997, the Partnership entered into a management agreement with Caribou Broadcasting L.P. ("Broadcasting") to manage three radio stations in Honolulu, Hawaii. Under the five year agreement, the Partnership will earn $100,000 each year. Desert Communications II, Inc. ("Desert II") is a 98.99% limited partner in Broadcasting, and CAT Communications II, Inc. ("CAT II") is a 1.01% general partner in Broadcasting. Desert II and CAT II ownership is primarily the same as that of DCI and CAT.

Effective August 1, 1998, the management agreement discussed above was reassigned to New Wave Broadcasting, L.P. ("New Wave"). New Wave, also a debtor of Finova Capital Corporation, operates an otherwise unrelated group of radio stations.

The Partnership earned $50,000 and $147,225 in management fees for 1998 and 1997, respectively. At December 31, 1998, $41,667 is due from Broadcasting and is included in prepaid expenses and other current assets on the balance sheet. The 1997 amount includes $47,225 as a one-time fee for agreeing to act as manager. These fees are included in other revenue on the statement of operations. In accordance with the management agreement, the Partnership is to be reimbursed by Broadcasting for expenses incurred in managing these stations. At December 31, 1998 and 1997, the Partnership is due approximately $53,000 and $55,000, respectively, from Broadcasting for unreimbursed expenses, which is included in prepaid expenses and other current assets on the balance sheet.

The President of the Partnership earns a bonus each year based upon attaining certain operating results. Bonus expense reflected in the financial statements is $100,000 for 1998 and $25,000 for 1997.

Deloitte Touche LLP Logo
                                   ---------------------------------------------
                                   2500 One PPG Place   Telephone: (412)
                                                        338-7200
                                   Pittsburgh, Pennsylvania 15222-5401
                                                        Facsimile: (412)
                                                        338-7380

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Tele-Media Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Tele-Media Broadcasting Company and its partnership interests (collectively, the "Companies" -- see Note 1) as of December 31, 1995 and 1996, and the related consolidated statements of operations, deficiency in net assets and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4 to the consolidated financial statements, at December 31, 1996, the Companies were not in compliance with the terms of a debt agreement.

/s/ Deloitte & Touche LLP

March 28, 1997

Deloitte Touche Tohmatsu Logo

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1995 AND 1996

                                                             1995            1996
                                                         ------------    ------------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $  1,904,258    $  2,343,395
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
       $531,000 and $612,000...........................     4,599,032       5,262,484
  Barter--net..........................................       363,394         304,244
  Other current assets.................................       157,998         739,831
                                                         ------------    ------------
     Total current assets..............................     7,024,682       8,649,954
                                                         ------------    ------------
Property, plant and equipment:
  Land.................................................     1,372,571       1,372,571
  Buildings and improvements...........................     2,357,447       2,369,520
  Broadcasting equipment...............................    10,653,182      11,169,533
                                                         ------------    ------------
                                                           14,383,200      14,911,624
  Less accumulated depreciation........................     6,916,068       8,259,285
                                                         ------------    ------------
     Property, plant and equipment--net................     7,467,132       6,652,339
                                                         ------------    ------------
Intangibles--Net of accumulated amortization...........    29,036,404      26,904,288
                                                         ------------    ------------
Other noncurrent assets................................        95,641          16,331
                                                         ------------    ------------
                                                         $ 43,623,859    $ 42,222,912
                                                         ============    ============

       LIABILITIES AND DEFICIENCY IN NET ASSETS
Current liabilities:
  Accounts payable and other accrued expenses..........  $  1,466,387    $  2,019,269
  Accrued interest.....................................       999,880       1,895,889
  Accrued sales commissions............................       330,561         358,513
  Amounts due to affiliates--net.......................     2,057,456       2,818,179
  Current portion of long-term debt....................     3,106,208      37,528,396
                                                         ------------    ------------
     Total current liabilities.........................     7,960,492      44,620,246
                                                         ------------    ------------
Long-term liabilities:
  Long-term debt--less current portion.................    64,417,869      32,382,419
  Other................................................        32,772          31,266
                                                         ------------    ------------
     Total long-term liabilities.......................    64,450,641      32,413,685
                                                         ------------    ------------
Redeemable stock warrants..............................       750,950       1,644,000
                                                         ------------    ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share;
     25,000 shares authorized, 15,000 shares
     outstanding.......................................           150             150
  Common stock, nonvoting, $0.01 par value per share;
     10,000 shares authorized, none outstanding........            --              --
  Additional paid-in capital...........................     6,924,445       6,924,445
  Deficit..............................................   (36,462,819)    (43,379,614)
                                                         ------------    ------------
     Deficiency in net assets..........................   (29,538,224)    (36,455,019)
                                                         ------------    ------------
                                                         $ 43,623,859    $ 42,222,912
                                                         ============    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                      CONSOLIDATED STATEMENT OF OPERATIONS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                               1994           1995           1996
                                            -----------    -----------    -----------
Revenues:
  Local advertising.......................  $17,637,256    $18,539,201    $20,968,055
  National advertising....................    4,867,471      4,957,359      4,618,104
  Barter..................................    3,561,009      3,646,290      3,451,849
  Other...................................      576,607        511,827        370,932
                                            -----------    -----------    -----------
                                             26,642,343     27,654,677     29,408,940
  Less agency commissions.................    2,648,183      2,811,738      2,984,574
                                            -----------    -----------    -----------
          Net revenues....................   23,994,160     24,842,939     26,424,366
                                            -----------    -----------    -----------
Selling, general and administrative,
  programming, barter and technical
  expenses:
     Selling..............................    4,719,103      5,154,097      5,001,176
     General and administrative...........    3,552,604      4,088,306      4,674,883
     Programming..........................    3,882,737      4,391,676      4,858,386
     Barter...............................    3,485,969      3,520,426      3,513,231
     Technical............................      176,459        224,975        245,524
                                            -----------    -----------    -----------
                                             15,816,872     17,379,480     18,293,200
                                            -----------    -----------    -----------
Operating income before management fees
  and depreciation and amortization.......    8,177,288      7,463,459      8,131,166
                                            -----------    -----------    -----------
Management fees and depreciation and
  amortization:
  Management fees--affiliates.............      844,579        741,876        804,410
  Depreciation and amortization...........    4,690,730      3,708,809      3,493,509
                                            -----------    -----------    -----------
                                              5,535,309      4,450,685      4,297,919
                                            -----------    -----------    -----------
Operating income..........................    2,641,979      3,012,774      3,833,247
Interest expense..........................    6,093,333      9,132,133     10,750,042
                                            -----------    -----------    -----------
Loss before extraordinary item............   (3,451,354)    (6,119,359)    (6,916,795)
Extraordinary item--Loss on extinguishment
  of debt.................................   (1,341,348)            --             --
                                            -----------    -----------    -----------
          Net loss........................  $(4,792,702)   $(6,119,359)   $(6,916,795)
                                            ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

               CONSOLIDATED STATEMENT OF DEFICIENCY IN NET ASSETS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                             COMMON STOCK      ADDITIONAL
                                                           ----------------     PAID-IN
                                                           SHARES    AMOUNT     CAPITAL        DEFICIT
                                                           ------    ------    ----------    ------------
Balance, January 1, 1994.................................   2,000     $ 20     $7,125,383    $(25,550,758)
  Stock dividend.........................................  13,000      130           (130)             --
  Capital contributions--cash............................      --       --          1,000              --
  Distributions..........................................      --       --       (400,000)             --
  Contribution of management fees--affiliates............      --       --        198,192              --
  Net loss...............................................      --       --             --      (4,792,702)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1994...............................  15,000      150      6,924,445     (30,343,460)
  Net loss...............................................      --       --             --      (6,119,359)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1995...............................  15,000      150      6,924,445     (36,462,819)
  Net loss...............................................      --       --             --      (6,916,795)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1996...............................  15,000     $150     $6,924,445    $(43,379,614)
                                                           ======     ====     ==========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                      CONSOLIDATED STATEMENT OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                                  1994           1995           1996
                                                              ------------    -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $ (4,792,702)   $(6,119,359)   $(6,916,795)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................     4,690,730      3,708,809      3,493,509
     Interest deferral......................................     1,343,351      5,114,170      4,932,565
     Amortization of loan origination fees..................            --        311,916        300,795
     Management fees--affiliates............................       198,192        741,876        804,410
     Provision for losses on accounts receivable............       376,732        367,522        387,291
     Loss on write-off of intangible assets.................       159,431             --             --
     Net barter transactions................................       (75,040)      (125,864)        61,382
     Increase in fair value of redeemable stock warrants....            --             --        893,050
     Other..................................................        90,867        (36,420)       (78,760)
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter.......................      (437,520)      (938,846)    (1,050,743)
       Other current assets.................................      (249,489)       233,807       (581,833)
       Accounts payable and other accrued expenses..........       (96,561)       281,957        552,882
       Affiliates activity--net.............................     1,148,600       (407,409)       (43,687)
       Accrued interest.....................................        35,113        136,081        896,009
       Accrued sales commissions............................       (38,885)        (6,891)        27,952
                                                              ------------    -----------    -----------
          Net cash provided by operating activities.........     2,352,819      3,261,349      3,678,027
                                                              ------------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures......................................      (428,423)      (520,440)      (468,631)
  Purchase of radio stations................................    (1,900,000)    (5,100,000)       (65,000)
  Other.....................................................        (4,809)         6,124          6,000
                                                              ------------    -----------    -----------
          Net cash used in investing activities.............    (2,333,232)    (5,614,316)      (527,631)
                                                              ------------    -----------    -----------
Cash flows from financing activities:
  Capital contributions.....................................         1,000             --             --
  Borrowings................................................    61,334,446      5,433,347         95,144
  Payments of long-term debt................................   (57,323,706)    (2,932,546)    (2,640,971)
  Loan origination fees and other intangible assets.........    (2,668,295)      (271,271)      (163,764)
  Sale of redeemable stock warrants.........................       750,950             --             --
  Distributions to stockholders.............................      (400,000)            --             --
  Other.....................................................       (12,180)        (2,178)        (1,668)
                                                              ------------    -----------    -----------
          Net cash provided by (used in) financing
            activities......................................     1,682,215      2,227,352     (2,711,259)
                                                              ------------    -----------    -----------
Net increase (decrease) in cash and cash equivalents........     1,701,802       (125,615)       439,137
Cash and cash equivalents, beginning of year................       328,071      2,029,873      1,904,258
                                                              ------------    -----------    -----------
Cash and cash equivalents, end of year......................  $  2,029,873    $ 1,904,258    $ 2,343,395
                                                              ============    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND BUSINESS

     Tele-Media Broadcasting Company (the "Company" or "TMBC") was incorporated in 1988 under the name TMZ Broadcasting Company ("TMZ"). In April 1994, TMZ changed its name to Tele-Media Broadcasting Company. Robert E. Tudek and Everett
I. Mundy each own 50% of the outstanding shares of TMBC. TMBC operates radio stations principally in midsize markets in the eastern United States and in Illinois.

     In May 1989, TMZ acquired all of the outstanding common stock of Eastern Broadcasting Company ("Eastern") and its wholly-owned subsidiaries: Lehigh Valley Broadcasting ("Lehigh"), Penn Broadcasting Corporation ("Hershey"), Providence Broadcasting Corporation ("Providence"), Quincy Communications Corporation ("Quincy") and State College Communications Corporation ("State College"). TMZ retained the assets acquired from State College and contributed the assets acquired from the remaining subsidiaries of Eastern to limited partnerships with the same names which TMZ had formed to facilitate the acquisition. TMZ owned between a 95% and 99% general partnership interest in each of the limited partnerships. With the exception of Quincy, the limited partnership interests were owned by the shareholders of TMZ and employees of the Companies (hereinafter defined). The limited partnership interest in Quincy (1%) was owned by Tele-Media Holding Corporation ("Holding"), which is owned by Messrs. Tudek and Mundy.

     In April 1993, Messrs. Tudek and Mundy formed Tele-Media Broadcasting Company of America ("America Corporation"), which purchased substantially all of the assets of two radio stations in Rhode Island, WPRO(AM) and WPRO-FM, for approximately $6 million, and in May 1993 formed Tele-Media Broadcasting Company of Johnstown/Altoona ("Johnstown/Altoona Corporation"), which purchased all of the common stock of Cambria County Broadcasting Company ("CCBC"). CCBC operated radio station WIYQ(FM). Simultaneous with the purchase, CCBC was merged into Johnstown/Altoona Corporation with Johnstown/Altoona Corporation being the surviving corporation. WIYQ(FM)'s call letters were subsequently changed to WQKK-FM.

     In April 1994, Tele-Media Broadcasting Company of Cambria County ("Cambria County Corporation") was formed by the shareholders of TMBC. Cambria County Corporation purchased substantially all of the assets of a radio station, WGLU(FM), in the Johnstown, PA market for approximately $1.9 million.

     In June 1994, the companies were restructured in order to facilitate a refinancing (see Note 4). In order to accomplish the restructuring, Tele-Media Broadcasting Operating Company Limited Partnership ("Tele-Media Operating") was formed by TMBC. Holding distributed its 1% limited partnership interest in Quincy to the shareholders of TMBC. TMBC contributed its general partnership interests in Lehigh, Hershey, Providence and Quincy to Tele-Media Operating. The shareholders of TMBC contributed all of their limited partnership interests in Lehigh, Hershey and Quincy to TMBC. TMBC contributed all of its limited partnership interest in Lehigh and all but 1% of its limited partnership interest in Hershey and Quincy to Tele-Media Operating. These limited partnership interests were, by

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

virtue of an amendment to the respective partnership agreements, converted into general partnership interests. Tele-Media Broadcasting Company of America Limited Partnership ("America LP"), Tele-Media Broadcasting Company of Johnstown/Altoona Limited Partnership ("Johnstown/Altoona LP"), Tele-Media Broadcasting Company of State College Limited Partnership ("State College LP") and Tele-Media Broadcasting Company of Cambria County Limited Partnership ("Cambria County LP") were formed by Tele-Media Operating, and America Corporation, Johnstown/Altoona Corporation and Cambria County Corporation were merged with and into TMBC and the assets were then contributed to Tele-Media Operating which in turn conveyed them to the limited partnerships by the same names. TMBC then transferred all of the assets acquired in the State College acquisition to Tele-Media Operating which in turn conveyed them to State College LP.

     After the restructuring, TMBC owned a 99% general partnership interest in Tele-Media Operating, and Tele-Media Operating owned between a 95% and 99% general partnership interest in the following limited partnerships: Lehigh, Hershey, Providence, Quincy, State College LP, America LP, Johnstown/Altoona LP and Cambria County LP (collectively, the "Companies").

     In March 1995, Quincy purchased substantially all of the assets of WZLZ-FM for approximately $367,000 and the call letters were subsequently changed to WMOS-FM. This acquisition was financed primarily with unsecured seller debt.

     During 1994, Tele-Media Operating formed Tele-Media Broadcasting Company of York Limited Partnership ("York LP"), of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On May 1, 1995, the Companies entered into Local Marketing Agreements ("LMAs") to operate WQXA-AM, WQXA-FM and WIKN-FM. In November 1995, York LP acquired substantially all the assets of WQXA-AM and WQXA-FM for approximately $5 million. This acquisition was financed with additional borrowings under the Amended Loan Agreement (see Note 4).

     On August 1, 1996, the Companies entered into an LMA to operate WBLF-AM. In October 1996, State College LP acquired substantially all the assets of WBLF-AM for approximately $215,000 (including forgiveness of a note receivable from the seller and cash paid of $65,000).

     During 1996, Tele-Media Operating formed Tele-Media Broadcasting Company of Wilkes Barre/Scranton Limited Partnership ("Wilkes Barre LP") of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On August 1, 1996 Wilkes Barre LP entered into an asset purchase agreement to acquire WAZL-AM and WZMT-FM and entered into an LMA to operate the stations. On December 1, 1996, TMBC entered into an asset purchase agreement to acquire WARM-AM and WMGS-FM along with the rights to purchase options for WBHT-FM, WKQV-FM and WKQV-AM, all of which are located in the Wilkes-Barre market, and which were being operated under LMAs and Joint Sales Agreements ("JSA's"). Subsequent to December 31, 1996, the Company consummated the acquisition of the assets of WAZL-AM and WZMT-FM for approximately $3.5 million, which was financed with borrowings under the Amended Loan Agreement. The Company expects to consummate the acquisition of the assets of WARM-AM and WMGS-FM in 1997

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

for approximately $11 million to be financed through additional borrowings under the Amended Loan Agreement. The Company has made a nonrefundable escrow deposit of $550,000 related to this acquisition. The escrow deposit is included in other current assets and will be a reduction of the purchase price or, in the event the acquisition is not consummated, paid to the seller.

     The accompanying consolidated financial statements include the accounts of TMBC and its partnership interests, including the acquisition of businesses from their respective dates of purchase. All of the aforementioned acquisitions were accounted for under the purchase method, and as such, the purchase price is allocated among the assets and liabilities purchased based on their relative fair market values at the date of acquisition. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Cash and Cash Equivalents--For purposes of the consolidated statements of cash flows, the Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents.

     b. Property, Plant and Equipment--Property, plant and equipment, carried at cost, is depreciated over the estimated useful lives of the related assets, principally five to ten years. Depreciation is computed on the straight-line method for financial statement purposes and on accelerated methods for federal income tax purposes. Depreciation expense totaled $1,446,000, $1,499,000 and $1,358,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     c. Intangibles--Broadcast licenses are amortized over 20 years. Loan origination fees and non-compete agreements are amortized over the terms of the related agreements, and organization costs are amortized over five years. The Companies write-off these assets and related accumulated amortization when the assets become fully amortized.

     d. Impairment of Long-Lived Assets--Management of the Companies reviews long-lived assets (including property, plant and equipment and intangibles) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when, and if, an impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. During the year ended December 31, 1994, the Company wrote-off loan origination fees with a net carrying value of approximately $159,000 due to a refinancing of the debt. There were no such write-downs required in 1995 or 1996.

     e. Income Taxes--No provision for income taxes has been made for the taxable income of the partnerships included in the consolidated financial statements as income taxes are the responsibility of the partners. TMBC has Subchapter S status for federal income tax purposes and, therefore, the shareholders, rather than the Company, have the responsibility for federal

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

income taxes and for state income taxes in those states that recognize the equivalent of Subchapter S status.

     f. Revenue Recognition--Revenue is recognized as commercials are broadcast. The Companies also enter into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the air time. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast.

     g. Reclassifications--Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

     h. Use of Estimates in Preparation of the Consolidated Financial Statements--The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i. Local Marketing Agreements and Joint Sales Agreements--The Companies use property, plant and equipment of the radio stations operated under LMAs and JSAs in exchange for a fee. Under provisions of the Company's LMAs and JSAs, the expenses of operating the stations (other than depreciation or amortization of assets) are the obligations of the Companies, and they are entitled to the revenues generated by the stations. Revenues and expenses related to these agreements are reflected in the consolidated statements of operations. The Companies have recorded fees in respect to these agreements of $63,750 for the year ended December 31, 1996 within general and administrative expenses on the consolidated statement of operations. No such costs were incurred in 1994 or 1995.

3.  INTANGIBLES

     Intangibles consist of the following:

                                             1995           1996
                                          -----------    -----------
Broadcast licenses......................  $36,389,881    $36,440,231
Non-compete agreements..................    1,487,500        265,000
Loan origination fees...................    2,854,888      2,937,340
Organization costs......................      250,387        284,633
                                          -----------    -----------
                                           40,982,656     39,927,204
Less accumulated amortization...........   11,946,252     13,022,916
                                          -----------    -----------
                                          $29,036,404    $26,904,288
                                          ===========    ===========

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM DEBT AND REDEEMABLE STOCK WARRANTS

     Long-term debt consists of the following:

                                           1995             1996
                                        -----------      -----------
Senior:
  Borrowings under Amended Loan
     Agreement........................  $36,383,700      $33,935,700
  Discount Notes......................   30,698,371       35,630,986
Other.................................      442,006          344,129
                                        -----------      -----------
                                         67,524,077       69,910,815
Less current portion..................    3,106,208       37,528,396
                                        -----------      -----------
                                        $64,417,869      $32,382,419
                                        ===========      ===========

     The significant provisions of the Amended and Restated Loan Agreement dated February 26, 1997 (the "Amended Loan Agreement"), Senior Discount Notes (the "Notes"), and the Redeemable Stock Warrants (the "Warrants") are discussed below. The debt arrangements discussed in the preceding sentence were entered into in connection with a refinancing in June 1994 of substantially all of the debt then outstanding, resulting in an extraordinary loss on the extinguishment thereof of approximately $1,341,000 during the year ended December 31, 1994.

AMENDED LOAN AGREEMENT

     The Amended Loan Agreement permits borrowings of up to approximately $49 million. The remaining permitted borrowings under the Amended Loan Agreement ($16 million at February 26, 1997) were provided to finance the 1997 planned acquisitions described in Note 1. The Amended Loan Agreement modified principal and interest payments, and certain financial covenants and requires the payment of additional fees to the Lender of $250,000 in 1997 and 1998 in the event of a failure to meet the leverage covenant in either year. Prior to the amendment on February 26, 1997, and at December 31, 1996, the Companies were not in compliance with the provisions of the loan agreement then in effect.

     Principal is payable in quarterly installments with any remaining principal due April 1999. The Lender has the option to require the Companies to make an additional principal payment of up to approximately $8.9 million in 1997 and $21.4 million in 1998. Prior to the date of the Amended Loan Agreement, interest was payable quarterly at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.75%. At December 31, 1996, the interest rate was 10.25% (prime plus 2%). The Amended Loan Agreement requires interest payments quarterly. Interest under the Amended Loan Agreement is charged at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.5%, on borrowings up to approximately $44 million; interest on the next $5 million borrowed will be charged at the prime rate plus 3.75%. The Amended Loan Agreement requires the Companies to enter into a two year interest hedge contract on or before September 30, 1997 in a notional amount not less than $25 million, providing protection should the prime rate exceed the prime rate at the date the

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

interest hedge contract is entered into by 2.5%. A penalty of between 2% and 4% is assessed on any principal prepayment.

     Borrowings under the Amended Loan Agreement are collateralized by substantially all of the assets and partnership interests of Tele-Media Operating and its partnerships. The Amended Loan Agreement provides for, among other things, limitations on distributions, indebtedness, mergers, sale and purchase of assets, capital expenditures, payment of management fees and payment of interest on the Notes, and requires the achievement of certain minimum cash flow amounts.

SENIOR DISCOUNT NOTES

     The Notes are due June 15, 2004 and were issued with an original issue discount based on an interest rate of 16%. TMBC did not make interest payments on the Notes due June 15, 1995, December 15, 1995 and June 15, 1996 and did not consummate the Exchange Offer by the date as set forth in the original Registration Rights Agreement (as defined below). Consequently, TMBC and the Note holders amended the existing agreements to convert the amount of cash interest payments then due ($2,509,000) plus penalties of approximately $1,260,000 to notes payable and, in consideration of the conversion, the Note holders waived TMBC's default. Under the terms of the Note Agreement, as amended to include the notes issued in 1995 and 1996, interest of approximately $920,000 is payable semi-annually through June 15, 1999, and the remainder of the interest is deferred and added to principal. After June 15, 1999, semi-annual interest payments will be made at an annual rate of 16% of the accreted value of the Notes. The accreted value of the Notes will approximate $47,811,000 at June 15, 1999.

     TMBC did not make the required interest payment of $920,585 on the Notes which was due on December 15, 1996, and consequently it is in default of the Note Agreement. The holders of the Notes have the right to require immediate payment of all amounts due under the Note Agreement. The total amount due under the Note Agreement at December 31, 1996, which is classified as a current obligation, was $35,630,986. The shareholders of TMBC have negotiated an agreement to sell their stock in the Company. As part of the transaction, the holders of the Notes will be paid an amount sufficient to satisfy all outstanding claims against TMBC, including settlement of claims relating to the redeemable stock warrants discussed below (see Note 6). In the event the sale is not consummated, TMBC plans to enter into discussions with the Note holders to convert the delinquent amount, plus any penalties, into a note payable. If the Note holders refuse to agree to the conversion or another acceptable alternative, TMBC intends to search for replacement financing.

     Payment under the Notes is restricted by the Amended Loan Agreement. Redemption of the Notes prior to their scheduled maturity is subject to prepayment premiums. If a Qualified Public Offering is consummated by June 15, 1999, the Notes may be redeemed at TMBC's option for between 110% to 120% of the Accreted Value of the Notes. After June 15, 1999, the Notes may be redeemed at TMBC's option for $47,811,000 plus a premium of up to 8%, which declines ratably through the date of maturity. In addition, if a Change of Control

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

occurs, the Note holders have the option to require TMBC to repurchase the Notes at 101% of the Accreted Value.

     The Notes are unsecured and restrict, among other things, the declaration or payment of any dividends or any other distributions to shareholders, the incurrence of additional debt, transactions with affiliates, payment of management fees, formation of additional subsidiaries, mergers, sales of assets and capital expenditures. Pursuant to a Registration Rights Agreement between TMBC and the Purchasers, TMBC filed an Exchange Offer Registration Statement (the "Registration Statement") with the Securities and Exchange Commission on September 19, 1994. Under the terms of the Exchange Offer the holders of the Notes may exchange the Old Notes for New Notes with identical terms, except that the New Notes may be offered for resale, be resold or otherwise transferred, under certain conditions by the holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. Pursuant to the terms of the Registration Rights Agreement, as amended, if the Registration Statement does not become effective by May 1, 1997, additional interest of 1% per annum will be charged from May 1, 1997 through December 1, 1997 and increase
 .5% each six months thereafter, not to exceed an aggregate of 5% based on the Accreted Value of the Notes until the Registration Statement becomes effective.

REDEEMABLE STOCK WARRANTS

     The Warrants are exercisable at no additional cost to the Note holders for between 3,750 and 5,290 shares of non-voting common stock representing 20% to 26% of the equity of TMBC, based on the achievement of certain levels of Operating Cash Flow. The Warrant agreement provides registration rights to the holders and restricts, among other things, the incurrence of additional debt, payment of management fees, formation of additional subsidiaries, mergers, sale of assets and distributions to stockholders. In addition, the Warrant holders have put rights during the period from January 1, 2000 through March 31, 2000 or upon a Change of Control, to require TMBC to redeem the Warrants for cash at fair value.

     The Warrants expire June 9, 2004 and are exercisable at any time on or after January 1, 2000, or upon the occurrence of any of the following: the conversion of TMBC to a Subchapter C corporation for federal income tax purposes; an Initial Public Offering; a merger where TMBC is not the surviving entity; a sale, lease, transfer or other disposition of all or substantially all of the assets of TMBC or its subsidiaries; a liquidation or dissolution of TMBC; or if Messrs. Tudek and Mundy own less than 50% of TMBC or a successor company.

     Holders of the non-voting common stock will enter into a Registration Rights Agreement providing them with unlimited piggy-back registration rights and the right to participate in any Initial Public Offering. The non-voting stock is convertible into voting common stock in connection with the sale of shares in a public offering, in a brokers' transaction pursuant to Rule 144 under the Securities Act of 1933, and if, after conversion, the shareholder would own 4.9% or less of the common stock. TMBC has reserved 10,000 shares of non-voting stock and 10,000 shares of voting stock for exercise of the Warrants.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     TMBC estimated the redemption price of the warrants at December 31, 1995 and 1996 as $750,950 and $7,000,000, respectively. Increases in the redemption price are accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put can be exercised. The accreted value of the Warrants at December 31, 1995 and 1996, was $750,950 and $1,644,000, respectively, resulting in a charge to interest expense for the year ended December 31, 1996 of $893,050. There was no adjustment to interest expense for the years ended December 31, 1994 and 1995.

     Minimum scheduled maturities of long-term debt during the next five years considering the Amended Loan Agreement and the classification of the Notes as a current liability resulting from the default are as follows:

1997..................................................  $37,528,000
1998..................................................    2,595,000
1999..................................................   33,744,000
2000..................................................       19,000
2001..................................................        3,000

     Interest paid on all debt in 1994, 1995 and 1996 was approximately $4,616,000, $3,570,000 and $3,750,000, respectively.

5.  OPERATING AGREEMENT WITH AFFILIATE

     Under terms of an operating agreement entered into in June 1994, Tele-Media Corporation of Delaware (an affiliate) ("Tele-Media Delaware") provides certain management and technical services to the Companies and charges a management fee of 3.5% of revenues. Payment of the management fee is restricted by the Notes and the Amended Loan Agreement. The operating agreement expires on June 9, 2004 and continues from year-to-year thereafter unless either party gives written notice to the other at least 30 days in advance of an expiration date.

     Prior to the June 1994 operating agreement discussed above, Tele-Media Delaware charged a management fee ranging from 3.5% to 7% of revenues. As required by the provisions of the debt arrangements then outstanding as discussed in Note 4, Messrs. Tudek and Mundy assumed responsibility for the payment of certain management fees in 1994. The liabilities assumed by Messrs. Tudek and Mundy are treated as additional paid-in capital in the consolidated financial statements.

6.  CONTINGENCIES AND COMMITMENTS

     In 1995, TMBC and its shareholders entered into a nonbinding letter of intent to sell the stock of TMBC. TMBC terminated the letter of intent and the proposed buyer filed suit for damages and specific performance. A motion to dismiss the suit was heard in early 1996 and the court ruled to dismiss a majority of the claims, including those for specific performance, as no definitive agreement had been reached for sale of the stock. On March 28, 1997, the shareholders of TMBC executed an agreement to sell the stock of the Company to the plaintiff in this suit. As part of this transaction, the suit was dismissed with prejudice, and

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

upon motion of the parties, the dismissal of the suit was approved by the court. As a result of the suit's dismissal, this action cannot again be filed by the plaintiff.

     General and administrative expenses for the year ended December 31, 1995 and 1996 include approximately $274,000 and $260,000, respectively, of legal expenses incurred relating to the defense of the lawsuit and the proposed sale.

     The shareholders have agreed to pay 5.5% of the net proceeds from a sale of their stock to two key members of management.

                                  * * * * * *

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                  ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,708,373
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
      $800,000..............................................     5,447,842
     Barter--net............................................       303,749
  Other current assets......................................       303,620
                                                              ------------
          Total current assets..............................     9,763,584
                                                              ------------
Property, plant and equipment--net..........................     8,436,165
                                                              ------------
Intangibles--net............................................    38,326,412
                                                              ------------
Other noncurrent assets.....................................        16,331
                                                              ------------
                                                              $ 56,542,492
                                                              ============

                 LIABILITIES AND DEFICIENCY IN NET ASSETS

Current liabilities:
  Accounts payable and other accrued expenses...............  $  1,514,622
  Accrued interest..........................................     2,969,594
  Amounts due to affiliates--net............................     4,159,152
  Current portion of long-term debt.........................    39,491,064
                                                              ------------
          Total current liabilities.........................    48,134,432
                                                              ------------
Long-term liabilities:
  Long-term debt--less current portion......................    47,306,734
  Other.....................................................        31,266
                                                              ------------
          Total long-term liabilities.......................    47,338,000
                                                              ------------
Redeemable stock warrants...................................     7,000,000
                                                              ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........           150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................            --
  Additional paid-in capital................................     6,924,445
  Deficit...................................................   (52,854,535)
                                                              ------------
          Deficiency in net assets..........................   (45,929,940)
                                                              ------------
                                                              $ 56,542,492
                                                              ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
                      OF OPERATIONS AND CHANGES IN DEFICIT
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                             1996            1997
                                                         ------------    ------------
Revenues:
  Local advertising....................................  $  9,323,963    $ 12,557,493
  National advertising.................................     2,052,723       2,710,273
  Barter...............................................     1,697,415       2,357,519
  Other................................................       222,507         339,431
                                                         ------------    ------------
                                                           13,296,608      17,964,716
  Less agency commissions..............................     1,346,551       1,723,832
                                                         ------------    ------------
          Net revenues.................................    11,950,057      16,240,884
                                                         ------------    ------------
Selling, general and administrative, programming,
  barter and technical expenses:
  Selling..............................................     2,441,926       3,287,451
  General and administrative...........................     2,008,273       3,366,246
  Programming..........................................     2,337,296       3,491,639
  Barter...............................................     1,697,415       2,357,519
  Technical............................................       127,977         176,110
                                                         ------------    ------------
                                                            8,612,887      12,678,965
                                                         ------------    ------------
Operating income before management fees and
  depreciation and amortization........................     3,337,170       3,561,919
                                                         ------------    ------------
Management fees and depreciation and amortization:
  Management fees--affiliates..........................       358,113         454,258
  Depreciation and amortization........................     2,092,858       2,207,660
                                                         ------------    ------------
                                                            2,450,971       2,661,918
                                                         ------------    ------------
Operating income.......................................       886,199         900,001
Interest expense.......................................     4,955,734      10,374,922
                                                         ------------    ------------
Net loss...............................................    (4,069,535)     (9,474,921)
Deficit, beginning of period...........................   (36,462,819)    (43,379,614)
                                                         ------------    ------------
Deficit, end of period.................................  $(40,532,354)   $(52,854,535)
                                                         ============    ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                             1996            1997
                                                          -----------    ------------
Cash flows from operating activities:
  Net loss..............................................  $(4,069,535)   $ (9,474,921)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation and amortization......................    2,092,858       2,207,660
     Interest deferral..................................    3,012,406       1,975,012
     Management fees--affiliates........................      358,113         454,258
     Provision for losses on accounts receivable........      158,144         305,581
     Increase in fair value of redeemable stock
       warrants.........................................           --       5,356,000
                                                          -----------    ------------
     Other..............................................          849             335
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter...................       (6,589)       (490,939)
       Other current assets.............................     (115,852)       (114,795)
       Accounts payable and other accrued expenses......     (587,980)       (863,160)
       Affiliates activity--net.........................     (135,961)        886,715
       Accrued interest.................................      478,336       1,073,705
                                                          -----------    ------------
          Net cash provided by operating activities.....    1,184,789       1,315,451
                                                          -----------    ------------
Cash flows from investing activities:
  Capital expenditures..................................     (255,344)       (227,926)
  Purchase of radio stations............................           --     (14,170,000)
  Other.................................................        2,500           1,500
                                                          -----------    ------------
          Net cash used in investing activities.........     (252,844)    (14,396,426)
                                                          -----------    ------------
Cash flows from financing activities:
  Borrowings............................................       79,361      16,000,000
  Payments of long-term debt............................   (1,575,046)     (1,408,350)
  Loan origination fees and other intangible assets.....      (25,000)       (145,334)
  Other.................................................       (1,714)           (363)
                                                          -----------    ------------
          Net cash provided by (used in) financing
            activities..................................   (1,522,399)     14,445,953
                                                          -----------    ------------
Net increase (decrease) in cash and cash equivalents....     (590,454)      1,364,978
Cash and cash equivalents, beginning of period..........    1,904,258       2,343,395
                                                          -----------    ------------
Cash and cash equivalents, end of period................  $ 1,313,804    $  3,708,373
                                                          ===========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                          NOTES TO UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

1.  BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of June 30, 1997 and the condensed consolidated statements of operations and changes in deficit and cash flows for the six month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed consolidated financial statements for 1996 and 1997 should be read in conjunction with the audited consolidated financial statements and notes thereto. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2.  BUSINESS ACQUISITIONS

     On February 27, 1997, the Company purchased substantially all of the assets of two radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $3,400,000. The acquisition was accounted for under the purchase method, with approximately $500,000 allocated to property, plant and equipment and approximately $2,900,000 allocated to intangibles.

     On April 18, 1997, the Company closed the acquisition of two additional radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $11,000,000. The acquisition was financed by $12,000,000 of additional borrowings under the Amended Loan Agreement. The acquisition was accounted for under the purchase method, with approximately $1,722,000 allocated to property, plant and equipment and approximately $9,278,000 allocated to intangibles.

     On May 5, 1997, the Company closed the acquisition of a radio station in the Quincy, Illinois market for approximately $345,000. The acquisition was financed primarily by an unsecured seller note and assumption of capital leases. The acquisition was accounted for under the purchase method, with approximately $148,000 allocated to property and equipment and approximately $197,000 allocated to intangibles.

3.  SUBSEQUENT EVENTS

     On July 3, 1997, all of the issued and outstanding stock of the Company was acquired by Citadel Broadcasting Company, a subsidiary of Citadel Communications Corporation for approximately $114,400,000. In connection with the acquisition by Citadel Broadcasting Company, a Change of Control occurred. The Change of Control has a material effect on the financial statements due to the change in the earliest put date of the redeemable stock warrants. The Warrant holders have put rights as of January 1, 2000 or upon a Change of Control. TMBC estimated the redemption price of the warrants at December 31, 1996 as $7,000,000, and the accreted value of the warrants at December 31, 1996 was $1,644,000. Previously, increases in the redemption price were accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put could be exercised. However, due to the Change of Control on July 3, 1997, the earliest put date is July 3, 1997 and the warrants must be accreted to their full value by this time. The accreted value of the warrants at December 31, 1996 was $1,644,000, thus resulting in a charge to interest expense of $5,356,000 during the six months ended June 30, 1997 to accrete the warrants to their $7,000,000 redemption price.

                          CITADEL BROADCASTING COMPANY
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Broadcasting Company after giving effect to:

     (1) the following completed transactions (collectively, the "Completed Transactions"):

     o the March 26, 1998 acquisition of WCTP-FM, WCTD-FM and WKJN-AM serving the Wilkes-Barre/Scranton market for the purchase price of approximately $6.0 million (the "Wilkes-Barre/Scranton Acquisition"),

     o the February 12, 1998 acquisition of Pacific Northwest Broadcasting Corporation which owned KQFC-FM, KKGL-FM and KBOI-AM in Boise, Idaho for the purchase price of approximately $14.4 million and the April 21, 1998 acquisition of KIZN-FM and KZMG-FM in Boise for the purchase price of approximately $14.5 million (collectively, the "Boise Acquisitions"),

     o the November 17, 1998 acquisition of KAAY-AM in Little Rock, Arkansas for the purchase price of approximately $5.1 million,

     o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

     o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

     o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

     o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs, Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and in Spokane (collectively, the "Capstar Transactions"),

     o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/Muncie/Kokomo Acquisition"),

     o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/Rochester/Portland Acquisition"),

     o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million,

     o the July 27, 1998 sale of WEST-AM in Allentown/Bethlehem, Pennsylvania as a portion of the consideration for the 1997 acquisition of WLEV-FM in Allentown/Bethlehem,

     o the October 7, 1998 sale of WQCY-FM, WTAD-AM, WMOS-FM and WBJR-FM in Quincy, Illinois for the sale price of approximately $2.3 million (the "Quincy Sale"),

     o the November 9, 1999 disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

     o the July 1998 initial public offering by Citadel Broadcasting's parent, Citadel Communications Corporation, of shares of its common stock and the use of net proceeds from that offering,

     o the November 1998 sale by Citadel Broadcasting of $115.0 million principal amount of its 9-1/4% Senior Subordinated Notes due 2008 and the use of net proceeds from that offering,

     o the June 1999 public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"),

     o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"), and

     (2) the following pending acquisitions (collectively, the "Pending Acquisitions'):

     o the pending acquisition of KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City for a purchase price of approximately $60.0 million (the "Oklahoma City Acquisition"),

     o the pending acquisition of WGRF-FM, WEDG-FM, WHIT-FM, WMNY-AM and WHLD-AM in Buffalo, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca, New York, WMME-FM, WEZW-FM, WEBB-FM and WTVL-AM in Augusta-Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle-Caribou, Maine, WCRQ-FM in Dennysville-Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-FM, KEES-AM, KYZS-AM and KGLD-AM in Tyler-Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City, New Jersey, WFHN-FM and WBSM-AM in New Bedford, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City under a program service and time brokerage agreement for the aggregate purchase price of approximately $190.0 million (the "BPH Acquisition"),

     o the pending acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),


     o the pending acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw, Michigan and WFBE-FM in Flint, Michigan for the aggregate purchase price of approximately $120.5 million, of which, subject to certain conditions, approximately $10.1 million would be paid in shares of Citadel Communications' common stock valued at $50.375 per share (the "Michigan" Acquisition"), and

     o the pending acquisitions of WXLO-FM and WORC-FM in Worcester, Massachusetts for the aggregate purchase price of approximately $24.5 million (the "Worcester Acquisition").

     The unaudited pro forma condensed consolidated financial statements are based on Citadel Broadcasting's historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the financial statements of those entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the credit facility as of January 1, 1998. Pro forma financial information has been adjusted to reflect the following, when applicable:

     o Prior to the acquisition dates, Citadel Broadcasting operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Broadcasting receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1998. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1998.

     o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions, which would not have been incurred if the acquisition had occurred on January 1, 1998. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1998.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     For pro forma purposes, Citadel Broadcasting's balance sheet as of September 30, 1999 has been adjusted to give effect to the following transactions as if each had occurred on September 30, 1999:

     (1) the Marathon Disposition,

     (2) the acquisition of KOOJ-FM, and

     (3) the Pending Acquisitions.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the pending transactions described above are completed. Citadel Broadcasting cannot predict whether the completion of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, consummation of each of the Pending Acquisitions is subject to certain conditions. Although Citadel Broadcasting believes these closing conditions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

                          CITADEL BROADCASTING COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                    CITADEL
                                                                 ADJUSTMENTS      BROADCASTING
                                                                     FOR           AS ADJUSTED
                                                                  MARATHON        FOR MARATHON     ADJUSTMENTS
                                                  ACTUAL        DISPOSITION        DISPOSITION         FOR            PRO FORMA
                                                  CITADEL      AND ACQUISITION   AND ACQUISITION   THE PENDING         CITADEL
                                                BROADCASTING     OF KOOJ-FM(1)     OF KOOJ-FM     ACQUISITIONS(2)    BROADCASTING
                                                ------------   ---------------     ----------     ---------------    ------------
ASSETS
   Cash and cash equivalents                      $  8,798        $     --          $  8,798        $    321         $    9,119
   Restricted cash                                      --          26,000            26,000              --             26,000
   Accounts and notes receivable, net               48,208              --            48,208           1,906             50,114
   Prepaid expenses                                  3,808            (110)            3,698             169              3,867
   Assets held for sale                             25,991         (25,991)               --              --                 --
                                                  --------        --------          --------        --------         ----------
      Total current assets                          86,805            (101)           86,704           2,396             89,100

   Property and equipment, net                      68,088             679            68,767          17,668             86,435
   Intangible assets, net                          480,431           8,572           489,003         387,082            876,085
   Other assets                                      4,205              --             4,205              --              4,205
                                                  --------        --------          --------        --------         ----------

   TOTAL ASSETS                                   $639,529        $  9,150          $648,679        $407,146         $1,055,825
                                                  ========        ========          ========        ========         ==========


LIABILITIES AND SHAREHOLDER'S EQUITY
   Accounts payable and accrued liabilities       $ 15,021        $     --          $ 15,021        $    810         $   15,831
   Current maturities of other long-term
     Obligations                                       994              --               994             250              1,244
                                                  --------        --------          --------        --------         ----------
      Total current liabilities                     16,015              --            16,015           1,060             17,075

   Notes payable, less current maturities           57,500           9,500            67,000         395,011            462,011
   10-1/4% Notes                                   210,401              --           210,401              --            210,401
   9-1/4% Notes
   Other long-term obligations, less current
     Maturities                                      2,685              --             2,685           1,000              3,685
   Deferred tax liability                           46,964              --            46,964              --             46,964
   Exchangeable preferred stock                     82,526              --            82,526              --             82,526
   Common stock and APIC                           260,927              --           263,514          10,075            271,002
   Deferred compensation                            (3,329)             --            (3,329)             --             (3,329)
   Accumulated other comprehensive loss                (12)             --               (12)             --                (12)
   Accumulated deficit/retained earnings           (34,148)           (350)          (37,085)             --            (34,498)
                                                  --------        --------          --------        --------         ----------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY      $639,529        $  9,150          $648,679        $407,146         $1,055,825
                                                  ========        ========          ========        ========         ==========


(1) Represents the net effect of the Marathon Disposition and the acquisition of KOOJ-FM as if each transaction had taken place on September 30, 1999.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on September 30, 1999.

                          CITADEL BROADCASTING COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                        CITADEL
                                                                     BROADCASTING
                                                                      AS ADJUSTED    ADJUSTMENTS
                                      ACTUAL       ADJUSTMENTS FOR        FOR            FOR            PRO FORMA
                                      CITADEL        COMPLETED         COMPLETED     THE PENDING         CITADEL
                                   BROADCASTING    TRANSACTIONS (1)   TRANSACTIONS  ACQUISITIONS(2)    BROADCASTING
                                   ------------    ----------------   ------------  ---------------    ------------
Net revenue......................    126,521            12,227          138,748        57,368            196,116
Station operating expenses.......     85,124             5,410           90,534        39,685            130,219
Depreciation and amortization....     25,589             7,914           33,503        20,700             54,203
Corporate general and
   administrative................      4,921              (131)           4,790            --              4,790
                                     -------           -------          -------       -------            -------

   Operating expenses............    115,634            13,193          128,827        60,385            189,212
                                     -------           -------          -------       -------            -------
Operating income (loss)..........     10,887              (966)           9,921        (3,017)             6,904
Interest expense.................     17,502             1,021           18,523        24,996             43,519
Other (income) expense, net......     (1,187)              350             (837)           --               (837)
                                     -------           -------          -------       -------            -------
Income (loss) before income
   taxes.........................     (5,428)           (2,337)          (7,765)      (28,013)           (35,778)
Income taxes (benefit)...........     (1,376)             (850)          (2,226)           --             (2,226)
Dividend requirement for
   Exchangeable Preferred Stock..    (11,322)            2,812           (8,510)           --             (8,510)
                                     -------           -------          -------       -------            -------
Income (loss) from
   continuing operations
   applicable to common shares...    (15,374)            1,325          (14,049)      (28,013)           (42,062)
                                     =======           =======          =======       =======            =======

(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 1999 as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.

                                                                                       CARLISLE
                                                                                      ACQUISITION,     ADJUSTMENTS
                             PORTSMOUTH/   CHARLESTON/                                  CAPSTAR          FOR THE
                               DOVER/      BINGHAMTON                                 TRANSACTIONS,    1999 OFFERING
                             ROCHESTER/      MUNCIE/     BATON ROUGE/    SAGINAW/   KOOJ ACQUISITION      AND THE
                              PORTLAND       KOKOMO       LAFAYETTE      BAY CITY    AND MARATHON        PREFERRED     THE COMPLETED
                             ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION    DISPOSITION        REDEMPTION     TRANSACTIONS
                             -----------   -----------   -----------   -----------    -----------        ----------     ------------
Net revenue                     10,642         9,543          1,371        526          (9,855)                 --          12,227
Station operating expenses       6,021         6,711          1,275        486          (9,083)                 --           5,410
Depreciation and
   amortization                  3,628         2,685            628        202             771                  --           7,914
Corporate general and
   administrative                                 --             --         --            (131)                 --            (131)
                                ------        ------          -----      -----          ------              ------          ------
   Operating expenses            9,649         9,396          1,903        688          (8,443)                 --          13,193
                                ------        ------          -----      -----          ------              ------          ------
Operating income (loss)            993           147           (532)      (162)         (1,412)                 --            (966)
Interest expense                 3,234         2,531             --         --          (1,044)             (3,700)          1,021
Other (income) expenses,
   net                              --            --             --         --             350                  --             350
                                ------        ------          -----      -----          ------              ------          ------
Income (loss) before
   income taxes                 (2,241)       (2,384)          (532)      (162)           (718)              3,700          (2,337)
Income taxes (benefit)            (724)           --           (126)        --              --                  --            (850)
Dividend requirement for
   Exchangeable Preferred
   Stock                            --            --             --         --              --               2,812           2,812
                                ------        ------          -----      -----          ------              ------          ------
Income (loss) from
 continuing operations          (1,517)       (2,384)          (406)      (162)           (718)              6,512           1,325
                                ======        ======          =====      =====          ======              ======          ======

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.

                                        OKLAHOMA
                                          CITY             BPH         LAFAYETTE       MICHIGAN         WORCESTER         PENDING
                                       ACQUISITION     ACQUISITION    ACQUISITION     ACQUISITION      ACQUISITION      ACQUISITIONS
                                       -----------     -----------    -----------     -----------      -----------      ------------
Net revenue                                7,155          31,231          1,749           14,092            3,141           57,368
Station operating expenses                 4,831          23,328          1,331            7,851            2,344           39,685
Depreciation and amortization              3,291           9,649            474            6,039            1,247           20,700
Corporate general and administrative                          --                                                                --
                                          ------         -------          ------         -------           ------          -------
   Operating expenses                      8,122          32,977          1,805           13,890            3,591           60,385
                                          ------         -------          ------         -------           ------          -------
Operating income (loss)                     (967)         (1,746)           (56)             202             (450)          (3,017)
Interest expense                           3,897          12,023            538            6,988            1,550           24,996
Other (income) expense                                        --                                                                --
                                          ------         -------          ------         -------           ------          -------
Income (loss) before income taxes         (4,864)        (13,769)          (594)          (6,786)          (2,000)         (28,013)
Income taxes (benefit)                                        --                                                                --
                                          ------         -------          ------         -------           ------          -------
Income (loss) from continuing
  operations                              (4,864)        (13,769)          (594)          (6,786)          (2,000)         (28,013)
                                          ======         =======          ======         =======           ======          =======

                          CITADEL BROADCASTING COMPANY
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
            OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)



                                                                         CITADEL
                                                                       BROADCASTING    ADJUSTMENTS
                                       ACTUAL     ADJUSTMENTS FOR      AS ADJUSTED       FOR THE            PRO FORMA
                                      CITADEL        COMPLETED        FOR COMPLETED      PENDING             CITADEL
                                    BROADCASTING   TRANSACTIONS (1)    TRANSACTIONS   ACQUISITIONS(2)     BROADCASTING
                                    ------------  -----------------   -------------   ---------------     ------------
Net revenue.......................     135,426          32,887            168,313          69,496             237,809
Station operating expenses........      93,485          18,816            112,301          48,929             161,230
Depreciation and amortization.....      26,414          17,201             43,615          27,601              71,216
Corporate general and
  administrative..................       4,369            (349)             4,020              --               4,020
                                      --------          ------            -------         -------             -------

  Operating expenses..............     124,268          35,668            159,936          76,530             236,466
                                      --------          ------            -------         -------             -------
Operating income (loss)...........      11,158          (2,781)             8,377          (7,034)              1,343
Interest expense..................      18,126          (1,545)            16,581          33,328              49,909
Other (income) expense, net.......      (1,651)            350             (1,301)             --              (1,301)
                                      --------          ------            -------         -------             -------
Income (loss) before income
  taxes...........................      (5,317)         (1,586)            (6,903)        (40,362)            (47,265)
Income taxes (benefit)............      (1,386)         (1,591)            (2,977)             --              (2,977)
Dividend requirement for                                    --
  Exchangeable Preferred Stock....     (14,586)            138            (14,448)             --             (14,448)
                                      --------          ------            -------         -------             -------
Income (loss) from continuing
  operations applicable to common
  shares..........................     (18,517)            143            (18,374)        (40,362)            (58,736)
                                      ========          ======            =======         =======             =======


(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.

                                                                                                              ADJUSTMENTS
                        PORTSMOUTH/  CHARLESTON/                               OTHER      REPAYMENT            FOR THE
                           DOVER/    BINGHAMTON/     BATON                  ACQUISITIONS   OF THE  OFFERING  1999 OFFERING    THE
                        ROCHESTER/     MUNCIE/       ROUGE/      SAGINAW/       AND        CREDIT   OF THE      AND THE    COMPLETED
                         PORTLAND      KOKOMO      LAFAYETTE     BAY CITY   DISPOSITIONS  FACILITY   9-1/4%    PREFERRED     TRANS-
                        ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION      (a)         (b)     NOTES (c) REDEMPTION(d) ACTIONS
                        -----------  -----------  -----------  -----------  ------------  -------  ---------- ------------- --------
Net revenue                 13,642        17,421        7,331        6,981     (12,488)       --          --         --      32,887
Station operating            8,676        12,100        5,170        4,447     (11,577)       --          --         --      18,816
   expenses
Depreciation and
   amortization              5,441         5,369        2,914        2,421       1,056        --          --         --      17,201
Corporate general and
   administrative               --            --           --           --        (349)       --          --         --        (349)
                           -------       -------       ------       ------     -------    ------      ------     ------     -------

   Operating expenses       14,117        17,469        8,084        6,868     (10,870)       --          --         --      35,668
Operating income (loss)       (475)          (48)        (753)         113      (1,618)       --          --         --      (2,781)
Interest expense             4,852         5,063           --           --        (947)   (4,487)      1,374     (7,400)     (1,545)
Other (income) expense,
   net                          --            --           --           --         350        --          --                    350
                           -------       -------       ------       ------     -------    ------      ------     ------     -------
Income (loss) before        (5,327)       (5,111)        (753)         113      (1,021)    4,487      (1,374)     7,400      (1,586)
income taxes
Income taxes (benefit)      (1,086)           --         (505)          --          --        --          --         --      (1,591)
Divided requirement for
   Exchangeable
   Preferred Stock              --            --           --           --          --        --          --        138         138
                           -------       -------       ------       ------     -------    ------      ------     ------     -------
Income (loss) from
   continuing
   Operations               (4,241)       (5,111)        (248)         113      (1,021)    4,487      (1,374)     7,538         143
                           =======       =======       ======       ======     =======    ======      ======     ======     =======


(a) Represents the net effect of the Marathon Disposition, the Carlisle Acquisition, the Capstar Transactions, the Boise Acquisitions, the Wilkes-Barre/Scranton Acquisition, the acquisition of KOOJ-FM in Baton Rouge, the disposition of WEST-AM in Allentown/Bethlehem, the acquisition of KAAY-AM in Little Rock and the Quincy Sale.

(b) Represents the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from the Citadel Communications' initial public offering.

(c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $3.5 million related to Citadel Broadcasting's 9-1/4% Senior Subordinated Notes due 2008.

(d) Represents the use of proceeds from the 1999 Offering, including the redemption of approximately 35% of Citadel Broadcasting's issued and outstanding Exchangeable Preferred Stock.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.


                                         OKLAHOMA
                                           CITY            BPH         LAFAYETTE        MICHIGAN         WORCESTER        PENDING
                                        ACQUISITION    ACQUISITION    ACQUISITION      ACQUISITION(a)   ACQUISITION     ACQUISITIONS
                                        -----------    -----------    ------------     --------------   ------------    ------------
Net revenue                                 8,250         38,627        2,383             16,900           3,336          69,496
Station operating expenses                  6,240         28,842        1,984              9,322           2,541          48,929
Depreciation and amortization               4,390         12,865          631              8,052           1,663          27,601
Corporate general and administrative           --             --                                                              --
                                         --------        -------     --------           --------        --------        --------
   Operating expenses                      10,630         41,707        2,615             17,374           4,204          76,530
Operating income (loss)                    (2,380)        (3,080)        (232)              (474)           (868)         (7,034)
Interest expense                            5,196         16,031          717              9,317           2,067          33,328
Other (income) expense                                                                                                        --
                                         --------        -------     --------           --------        --------        --------
Income (loss) before income taxes          (7,576)       (19,111)        (949)            (9,791)         (2,935)        (40,362)
Income taxes (benefit)                                                                                                        --
                                         --------        -------     --------           --------        --------        --------
Income (loss) from continuing
   operations                              (7,576)       (19,111)        (949)            (9,791)         (2,935)        (40,362)
                                         ========        =======     ========           ========        ========        ========

(a) Citadel Broadcasting expects to sell one or more of its stations serving the Saginaw market to comply with the ownership limits of the Telecommunications Act of 1996. However, Citadel Broadcasting is unable to include the effect of the divestiture in this pro forma financial information until it determines the station or stations required to be sold.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CITADEL BROADCASTING COMPANY

Date: December 10, 1999               By: /s/ Lawrence R. Wilson
     ------------------                  --------------------------------------
                                         Lawrence R. Wilson
                                         Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement dated October 27, 1999 by and between Citadel Broadcasting Company and Broadcasting Partners Holdings, L.P. (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).

2.2 Stock Purchase Agreement dated April 30, 1999 by and between Robert F. Fuller and Citadel Broadcasting Company (incorporated by reference to
       Exhibit 2.1 to Citadel Broadcasting Company's Current Report on Form 8-K, filed on September 14, 1999).

2.3 Stock Purchase Agreement dated April 30, 1999 by and between Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Broadcasting Company's Current Report on Form 8-K, filed on September 14, 1999).

2.4 Asset Purchase Agreement dated December 3, 1999 by and among Liggett Broadcast, Inc., Rainbow Radio, LLC, New Tower, Inc., LLJ Realty, LLC, Robert G. Liggett, Jr., Citadel Communications Corporation, Citadel Broadcasting Company and Citadel License, Inc. (incorporated by reference to Exhibit 2.4 to Citadel Communications Corporation's Current Report on Form 8-K filed on December 10, 1999).


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